UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SSR MINING INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SSR Mining Inc.

2024 Proxy Statement

6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237
www.ssrmining.com

April 12, 2024

Dear Shareholder:

We are pleased to invite you to the Annual and Special Meeting of the Shareholders of SSR Mining Inc., which will be held virtually on May 23, 2024 at 10:00 a.m. MDT (Denver).

We will be meeting in May with the Çöpler incident still very much our central focus. Our deepest sympathies and condolences are with the families, friends, colleagues and communities impacted by the incident.

While our Çöpler operations remain suspended and remediation efforts are underway, we continue to remain focused on the rest of the Company’s operations. Every day, our people work tirelessly to continue to build a leading free cash flow-generative mining company that operates responsibly and sustainably. The talent, dedication, resilience, and ingenuity of our employees working towards this goal has shone through every step of the way.

We see that in efforts our people are making with the remediation at Çöpler, and we see it in the efforts made every day at each of our facilities. Over the last few months, what continues is the commitment to our core company values — People and Culture, Sustainability, Health, Safety and Risk, Business Excellence, Innovation and Growth. The strength of our values have never been more important as they underpin everything we do and support us in establishing the healthy, dynamic work culture necessary to achieve our vision, a culture where every employee feels safe, valued and empowered to make a positive impact at work.

The Annual and Special Meeting provides us with a valuable opportunity to consider matters of importance to the Company with Shareholders, and we look forward to your participation. The accompanying Notice of Annual and Special Meeting of Shareholders and Proxy Statement describes the business to be conducted at the meeting and provides information on SSR Mining Inc.’s approach to executive compensation and governance practices. We invest significant time and effort to ensure our compensation programs are competitive in the market and appropriately aligned with the achievement of business results and long-term Shareholder interests. Annually, we conduct a Shareholder outreach program and the disclosures contained in the accompanying Proxy Statement reflect feedback received during our outreach efforts.

Your participation in the affairs of the Company is important to us and we encourage you to vote your Shares.

If you have any questions about the information contained in this Proxy Statement or require assistance in voting your Shares, please contact Laurel Hill Advisory Group, our proxy solicitation agent, by calling toll-free at 1-877-452-7184 (for Shareholders in Canada or the United States) or 1-416-304-0211 (for Shareholders outside North America) or by e-mail at assistance@laurelhill.com. If you are a holder of SSR Mining Inc.’s CHESS depositary interests in Australia, you can contact Laurel Hill Advisory Group by calling toll-free at 1-800-861-409 or by e-mail at assistance@laurelhill.com.

The Board of Directors and management look forward to your participation at the Annual and Special Meeting and thank you for your continued support.

Sincerely,

/s/ Rod Antal	/s/ A.E. Michael Anglin
Rod Antal	A.E. Michael Anglin
Executive Chairman	Lead Independent Director
i

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

Date and Time:	May 23, 2024, 10:00 a.m. MDT (Denver) .
Place:
The Annual and Special Meeting will be held as a virtual meeting via live webcast on the Internet. Because the meeting is completely virtual and being conducted via the Internet, shareholders will not be able to attend the meeting in person. You will be able to attend the Annual and Special Meeting, vote and submit your questions on the day of the meeting via the Internet by visiting https://meetnow.global/M2MZMTZ and entering the control number included on your proxy card.
.

Items of Business:
•To elect the directors named in this Proxy Statement, each to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until their earlier resignation or removal;
•To approve on an advisory (non-binding) basis, the compensation of the Company’s named executive officers disclosed in this Proxy Statement;
•To approve, ratify and confirm the Company’s 2024 Share Compensation Plan, as more particularly described and set forth in this Proxy Statement;
•To ratify the appointment of PricewaterhouseCoopers LLP, United States as our independent registered public accounting firm for fiscal year ending December 31, 2024;
•To transact other business that may properly come before the Annual and Special Meeting, or any adjournments or postponements thereof.
.

Record Date:
The Board of Directors set March 28, 2024 as the record date for the Annual and Special Meeting (the “Record Date”). Only shareholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual and Special Meeting.
.

Voting:
Your vote is very important. Whether or not you plan to attend the Annual and Special Meeting virtually, we encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy-related materials. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual and Special Meeting by following the instructions in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting: The Company is sending out proxy-related materials to Shareholders using the notice-and-access mechanism that came into effect on February 11, 2013 under National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer. Notice-and-access is a set of rules that allows issuers to post electronic versions of proxy-related materials (such as proxy statements and annual financial statements) online rather than mailing paper copies of such materials to Shareholders. Our annual report on Form 10-K for the year ended December 31, 2023 and the 2024 Proxy Statement are available free of charge at www.ssrmining.com, and the Company's page on EDGAR (www.sec.gov/edgar.shtml) and SEDAR+ (www.sedarplus.ca). You can also request copies of these documents by contacting the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”), by telephone at 1-866-962-0498.

By order of the Board of Directors,

/s/ Michael J. Sparks
Michael J. Sparks
Corporate Secretary
April 12, 2024

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS CDI VOTING PROCESS

The 2024 Annual and Special Meeting (the “Annual Meeting”) of holders of common shares (“Shareholders”) of SSR Mining Inc. (the “Company”) will be held virtually on May 23, 2024 at 10:00 a.m. MDT (Denver). The Annual Meeting provides Shareholders with an opportunity to participate directly in the affairs of the Company. Please see the accompanying Notice of Annual and Special Meeting for further details.

As the common shares of the Company are listed on the Australian Securities Exchange (the “ASX”) in the form of CHESS Depositary Interests (“CDIs”), the Company would like to remind CDI holders of the particular requirements and restrictions that their votes will be subject to. Each CDI represents a beneficial interest in one common share of the Company. CDI holders do not actually own direct legal title to common shares, which is held for and on behalf of CDI holders by CHESS Depositary Nominees Pty Ltd. (“CDN”), a wholly owned subsidiary of ASX Limited. This structure exists because the Company is listed on a Canadian exchange with a right to have its securities traded on the ASX by way of CDIs.

This arrangement impacts how CDI holders can record their votes for the matters to be tabled at the Annual Meeting. As CDIs are technically rights to common shares held on behalf of CDI holders by CDN, CDI holders need to provide confirmation of their voting intentions to CDN before the Annual Meeting. CDN will then exercise the votes on behalf of CDI holders. If a CDI holder wishes to vote, they must register their vote with CDN by using the CDI Voting Instruction Form (“VIF”) provided.

CDI holders who have questions about the information contained in this Proxy Statement or require assistance with voting can contact our proxy solicitation agent, Laurel Hill Advisory Group, for assistance by calling toll-free at 1-800-861-409 or by e-mail at assistance@laurelhill.com.

To have a CDI vote counted, CDI holders must return their completed VIF to CDN no later than 12:00 p.m. on May 20, 2024. This deadline has been set to allow CDN sufficient time to collate the votes of CDI holders and submit them to the Company no later than 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Annual Meeting or any adjournment thereof.

The Company appreciates your support and your interest in the Company and looks forward to your continued support. The Company encourages CDI holders to lodge their votes ahead of the Annual Meeting in the manner specified above.

Yours Sincerely,

SSR MINING INC.

/s/ Rod Antal
Rod Antal
Executive Chairman

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS	i	PROPOSAL No. 3 - Approval and adoption of the Company’s	30
NOTICE OF ANNUAL AND SPECIAL MEETING OF	ii	2024 Share Compensation Plan
SHAREHOLDERS		REPORT OF THE COMPENSATION & LEADERSHIP	33
CDI VOTING PROCESS	iii	DEVELOPMENT COMMITTEE
TABLE OF CONTENTS	iv	Shareholder Outreach	33
BUSINESS OF THE MEETING	1	Recommendations	33
Meeting Format	1	COMPENSATION DISCUSSION AND ANALYSIS	34
Record Date and Entitlement to Vote	1	Compensation Philosophy	34
Items of Business	1	Named Executive Officers	35
Voting Policies	2	Board Oversight and Compensation Governance	36
General Information	2	Compensation-Related Risk	37
Annual Report on Form 10-K and Additional Information	2	Compensation Decision-Making Process	37
Shareholder Engagement	3	Elements of Compensation	39
Communications with the Board	3	2023 Compensation Results	42
ENVIRONMENTAL, HEALTH, SAFETY,	4	Executive Share Ownership Guidelines	45
SUSTAINABILITY AND COMMUNITY		Employment Agreements	45
Commitment to Sustainability	4	EXECUTIVE COMPENSATION TABLES	46
Sustainability Report	4	Summary Compensation Table	46
Environment	4	Grants of Plan-Based Awards	47
Health and Safety	5	Outstanding Equity Awards at Fiscal Year-End	48
Community Relations	6	Option Exercises and Stock Vested	49
HUMAN CAPITAL MANAGEMENT	7	Securities Authorized for Issuance under Equity	49
PROPOSAL No. 1 - Election of Directors	9	Compensation Plan
ELECTION OF DIRECTORS	10	Pension Benefits and Nonqualified Deferred Compensation	49
Our Board of Directors	10	Tables
Board Leadership Structure	10	Potential Payments upon Termination or Change in Control	50
Lead Independent Director	10	CEO Pay Ratio	53
Skills Composition of the Board	11	Pay Versus Performance	53
CORPORATE GOVERNANCE	19	PROPOSAL No. 4 - Ratification of Appointment of	56
Board Tenure and Term Limits	19	Independent Registered Public Accounting Firm
Director Independence	20	REPORT OF THE AUDIT COMMITTEE	57
Criteria for Board Membership and Succession Planning	20	Risk Management and Conflicts of Interest	57
Inclusion and Diversity	21	Independent External Auditor	57
Performance of the Board	22	Recommendations	59
Director Orientation and Continuing Education	22	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL	60
Board Meetings	23	OWNERS AND MANAGEMENT
Board and Committee Chair Position Descriptions	23	Certain Beneficial Owners	61
Board Committees	23	CERTAIN RELATIONSHIPS AND RELATED PARTY	62
Bankruptcies; Corporate Cease Trade Orders	25	TRANSACTIONS
Procedures for Approval of Related Persons Transactions	26	Related Party Transactions	62
Delinquent Section 16 Reports	26	Interest of Certain Persons in Matters to be Acted Upon	62
Anti-Hedging Policy	26	Management Contracts	62
Ethics & Compliance Training	26	Indebtedness of Officers and Directors	62
DIRECTOR COMPENSATION	27	OTHER MATTERS	62
Non-Executive Director Share Ownership Guidelines	28	FORWARD-LOOKING INFORMATION	63
PROPOSAL No. 2 - Approval, on an Advisory (Non-Binding)	29	GENERAL VOTING MATTERS	64
Basis, of the Compensation of the Company’s Named		Voting Rights	64
Executive Officers Disclosed in the 2024 Proxy Statement		How to Vote	64

Revoking a Proxy	65	Non-Registered Shareholder Voting	69
Solicitation	65	Canada – Voting Instructions	70
Votes Required	65	Australia – Voting Instructions	70
Quorum	66	Appointment of a Third-Party as Proxy	71
Notice-and-Access	66	To Register your Proxyholder	71
Householding	66	Deadlines for Voting	72
Shareholder Proposals for the 2025 Annual Meeting of	66	Revoking your Proxy	72
Shareholders		Revocation of Voting Instruction Forms and Proxies	72
Future Annual Meeting Business	66	Additional Questions or Issues related to Voting your Shares	72
Voting Results	67	APPENDIX A - Non-GAAP Financial Measures	A-1
VOTING INSTRUCTIONS	68	APPENDIX B - Share Comp Plan	B-1
Registered Shareholder Voting	68	APPENDIX C - How to Participant in the Meeting Online	C-1
		PROXY CARD
v

BUSINESS OF THE MEETING

The 2024 Annual and Special Meeting (the “Annual Meeting”) of holders of common shares (“Shareholders”) of SSR Mining Inc. (“SSR Mining,” the “Company,” “we,” “us” and “our”) will take place on May 23, 2024 at 10:00 a.m. MDT (Denver).

This Proxy Statement references policies, guidelines and other documents of the Company that are located on the Company’s website. The information on our website, including specific documents we reference, are not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the United States Securities and Exchange Commission (the “SEC”) on EDGAR or with Canadian regulatory authorities through SEDAR+.

Meeting Format

The Annual Meeting will be a completely virtual meeting of Shareholders through an audio webcast live over the Internet. There will be no physical meeting location. The Annual Meeting will only be conducted via an audio webcast. Please go to https://meetnow.global/M2MZMTZ to access and participate in the Annual Meeting. Any Shareholder may attend and listen live to the webcast of the Annual Meeting over the Internet at such website. Shareholders as of the record date may vote and submit questions while attending the Annual Meeting via the Internet by following the instructions listed on your proxy card. The webcast starts at 10:00 a.m. MDT, on May 23, 2024. We encourage you to access the Annual Meeting prior to the start time.

You may vote by telephone, over the Internet or by completing, signing, dating and returning your proxy card as soon as possible. For more information on how to attend and participate in the Annual Meeting online, please refer to the “General Voting Matters” and “Voting Instructions” sections of this Proxy Statement.

Shareholders or duly appointed proxyholders may submit questions during the Annual Meeting via the virtual meeting interface. Any questions regarding procedural matters or directly related to the motions before the Annual Meeting will be addressed after the presentation of all business items. All other questions will be addressed during the question and answer period at the conclusion of the formal part of the Annual Meeting. Specific instructions for accessing the webcast, submitting questions, or for technical support, please refer to “Appendix C: How to Participate in the Meeting Online” attached to this Proxy Statement.

Record Date and Entitlement to Vote

Only holders of the Company’s common shares (the “Shares”) as recorded in our stock register at the close of business on March 28, 2024 (the “Record Date”), may vote at the Annual Meeting. On March 28, 2024, there were 202,089,818 Shares issued and outstanding. As of the date of this Proxy Statement, the Company has not issued any shares of preferred stock, no Shares have multiple voting rights and there are no non-voting Shares. Each Share is entitled to one vote per Share on any matter submitted to a vote of our Shareholders.

Items of Business

Voting Recommendation
Proposal 1:
To elect the directors named in this Proxy Statement, each to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until their earlier resignation of removal.
FOR each nominee
Proposal 2:	To approve on an advisory (non-binding) basis, the compensation of the Company’s named executive officers disclosed in this Proxy Statement.	FOR
Proposal 3:	To approve, ratify and confirm the Company’s 2024 Share Compensation Plan, as more particularly described and set forth in this Proxy Statement.	FOR
Proposal 4:	To ratify the appointment of PricewaterhouseCoopers LLP, United States as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	FOR

Aside from the aforementioned voting matters, the Company’s board of directors (“Board of Directors” or the “Board”) knows of no matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, Shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.

Voting Policies

Under the Company’s majority voting policy, all general business matters to be considered at the Annual Meeting will each be determined by a majority of votes cast at the Annual Meeting by proxy or in person. General business matters include the election of each nominee proposed for election as a director of the Company in an uncontested election, the advisory say-on-pay vote, and the ratification of the Company’s auditors, among other general business matters as set forth in the Company’s articles.

Special business matters to be considered at the Annual Meeting will each be determined by two-thirds of votes cast at the Annual Meeting by proxy or in person. Special business matters include, but are not limited to, approval of mergers or business combinations and approval of amendments to the Company’s articles.

General Information

Common Shares Outstanding

As of the close of business on March 28, 2024, there were 202,089,818 Shares outstanding. The Shares trade under the symbol “SSRM” on the Toronto Stock Exchange (“TSX”) and the Nasdaq Stock Exchange (“NASDAQ”), and under the symbol “SSR” on the Australian Securities Exchange (“ASX”).

Principal Holders of Voting Securities

Based on information available to the Company and to the knowledge of the directors and executive officers of the Company, other than those Shareholders identified in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement, no person, firm or Company beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of the Company carrying more than 5% of the voting rights attaching to the total number of issued and outstanding Shares of the Company.

Currency

Unless otherwise specified, all dollar amounts herein are expressed in United States dollars. Canadian dollars will be designated as “C$.” The rates of exchange, as reported by the Bank of Canada, on December 31, 2023 and March 28, 2024, were:

December 29, 2023			March 28, 2024
US$	$1.00	$0.76	US$	$1.00	$0.74
C$	C$1.32	C$1.00	C$	C$1.36	C$1.00

Date of Information

Except as otherwise stated, the information contained herein is given as of March 28, 2024.

Annual Report on Form 10-K and Additional Information

A copy of our annual report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, is available to Shareholders without charge upon written request directed to the Corporate Secretary of SSR Mining Inc. at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237. The Company makes available on or through our website, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after filing. Such filings are also available, free of charge, through the SEC’s EDGAR system and on the Company’s profile on SEDAR+.

Additional information relating to SSR Mining is available on our website at www.ssrmining.com, and under the Company’s profile on EDGAR (www.sec.gov/edgar.shtml) and on SEDAR+ (www.sedarplus.ca). Financial and other information of SSR Mining is provided in its audited consolidated financial statements and management’s discussion and analysis for the financial year ended December 31, 2023, and in our annual report of Form 10-K which can be found under our profile on SEDAR+ and will be sent without charge to any security holder upon request by contacting the Corporate Secretary of SSR Mining Inc. at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237, or by telephone at (303) 292-1299.

Shareholder Engagement

Shareholder outreach is conducted at least annually in an effort to maintain an open and ongoing dialogue with our Shareholders and understand their expectations. Following the publishing of our proxy statement and prior to the annual meeting, we regularly engage directly with Shareholders to discuss our compensation methodology and/or other subjects.

Shareholder outreach is generally conducted by the chair of our Compensation and Leadership Development Committee (the “Compensation Committee”) and our Chief Legal and Administrative Officer, but other members of management and our independent directors participate in these meetings as appropriate to the subject matter of the discussion. In 2023, we engaged with a number of Shareholders who responded to our invitation and discussions generally focused on our compensation programs, governance and diversity. The feedback gathered in these meetings was brought back to the Board for consideration.

We also offer a variety of other forums and opportunities to interact and communicate with our Shareholders, including our quarterly earnings calls, investor meetings, industry conferences, press releases, regulatory filings, the Proxy Statement, the Annual Meeting, and a direct investor relations phone line.

Communications with the Board

The Board welcomes engagement with our Shareholders. Our Shareholders or other non-affiliated persons may communicate with our Board or individual directors by mail addressed to the Board or an individual director c/o SSR Mining Inc., 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237, Attn: Chief Legal and Administrative Officer. Communications from our Shareholders will be forwarded to the Board or the appropriate director on a timely basis. While all Board members are not required to attend the Annual Meeting, at least one Board member will be in attendance at the Annual Meeting to discuss any concerns and answer any questions from Shareholders. Mr. Anglin, Mr. Antal, Mr. Bates, Mr. Booth, Mr. Fish, Ms. Fisher, and Ms. Priestly attended our 2023 annual meeting of Shareholders.

ENVIRONMENTAL, HEALTH, SAFETY, SUSTAINABILITY AND COMMUNITY

On February 13, 2024, the Company suspended all operations at its Çöpler property as a result of a significant slip on the heap lead pad (the “Çöpler Incident”). Containment and remediation efforts are ongoing, which are being directed by the Turkish government and supported by the Company. The heap leach processing used at the Çöpler mine incorporates a number of chemical properties, including sodium cyanide and other reagents. The Turkish government is conducting environmental monitoring of surface water, groundwater, soil and air quality in the region with respect to potential contamination. Public comments from the Turkish government indicate that, to date, the testing results have been negative with respect to potential contamination in the locations being monitored. These results are preliminary and additional testing will be conducted in the surrounding area. For further information about the Çöpler Incident, see the Company’s Annual Report on For m10-K filed with the SEC on February 27, 2024.

Commitment to Sustainability

Our vision is to deliver sustainable value for all stakeholders through responsible mining. People and the environment are our most important resources, and we are committed to safeguarding them both now and for the future. We recognize the catalyst role our operations can play in local communities and commit to leaving a positive legacy. We take a long-term view of our sustainability responsibilities and are committed to having strong sustainability standards and targets, as well as plans, procedures and metrics in place, to ensure our commitments are met.

At SSR Mining, ultimate responsibility for our sustainability programs and performance sits with the Board of Directors. The Board is supported in this regard by the Technical, Safety and Sustainability Committee (the “TSS Committee”), which monitors and reviews our practice and performance in areas of safety, community and environmental management (including water management and climate change). The TSS Committee meets formally at least four times a year, with additional meetings held as required. The charter of the TSS Committee is available on our website.

Sustainability is also a key responsibility for our executive and site teams. Our approach to sustainability is underpinned by the principle of collective responsibility and a belief that every employee must contribute to achieving our sustainability commitments. To reflect our commitment to sustainability, for employees eligible to receive annual short-term incentive compensation, a material component of the annual short-term incentive compensation performance metrics for the business are linked to the achievement of environmental, health, safety and sustainability (“EHS&S”) targets across the business.

We also expect our suppliers to respect our commitment to sustainability and the principles outlined in our Code of Conduct, a copy of which is available on the Company’s website at www.ssrmining.com. We also encourage our major suppliers to be certified to industry best practice standards and require evidence that they have health and safety management plans in place.

Sustainability Report

The Company publishes an ESG and Sustainability Report that sets out in detail the Company’s EHS&S initiatives and policies, including our approach to ESG. A copy of the latest SSR Mining ESG and Sustainability Report can be found on our website at: http://www.ssrmining.com/corporate_responsibility. Shareholders are encouraged to read our full ESG and Sustainability Report for more detailed information.

Environment

Being responsible environmental stewards is a critical part of our business. By using natural resources, water and energy efficiently, recycling waste, and working to protect biodiversity, we expect to be able to deliver long term value to all stakeholders and leave a positive legacy. Our approach to environmental management is set out in our Environmental and Sustainability Policy, which is available on our website.

We manage our operations in strict compliance with all relevant environmental standards. One way we monitor our environmental performance is by tracking the number of environmental incidents related to our activities, even when they are minor and contained within the mine site.

Tailings are a common waste product generated by the mining process. We manage our tailings facilities responsibly and in line with international standards and local regulations to meet site specific conditions. In February 2019, the International Council on Mining and Metals, the Principles for Responsible Investment and the UN Environment Programme began developing the Global Industry Standard on Tailings Management (“GISTM”). During 2023, we continued to align our operations and practices to the expectations of the GISTM. As we assess our compliance with the GISTM, we will continue to use the ESG and Sustainability Report to disclose our progress.

Safe and responsible cyanide management is critical to our operations and our social license to operate. We use cyanide in the plants at our gold operations to separate the gold from the ore. Proper and robust cyanide management is essential to prevent risk to both human health and the environment. We strive to adhere to good practice for the safe transportation, storage, use and disposal of cyanide. The foundation of our approach to cyanide management is built on strict operating standards and governed by legal requirements. It is also informed by industry best practices and the requirements of International Cyanide Management Code (“ICMC”). Our Marigold mine in Nevada was the first mine certified to ICMC standard and we are committed to aligning and certifying over time all our operations to ICMC standard.

Health and Safety

The Company is committed to the overall health and safety of its employees, contractors, and the communities in which they operate. We believe that our employees and business partners are critical to our success as a business, and we are committed to providing a safe working environment for them. We remain committed to the principle of safe production and firmly believe occupational injuries and illnesses are preventable, and to provide a workplace that fulfills such objectives. Our Health and Safety policy applies to all employees and contractors working across our business. The policy is backed up by robust enterprise and site-specific safety management plans and systems which align with the international best practice standards OHSAS18001 and ISO45001. We regularly assess the safety and health-related risks across each part of our mines. These assessments ensure that we are aware of the specific risks in each part of the mine and inform us that the most appropriate critical controls are in place. Further to this, our safety plans follow a risk mitigation hierarchy of control which includes the identification of risk, assessment of controls and the implementation of controls.

In 2023, we focused on improving the safety performance at our operations. Our Total Recordable Injury Frequency Rate (“TRIFR”) per million hours worked, decreased from 3.97 in 2022 to 2.10 in 2023. To improve performance and realign with our targets we developed and began implementation of a revised safety plan to support our objective of continuous improvement in safety performance for 2023 and future years. Key actions to improve safety performance in 2023 focused on employee engagement through our Leadership in the Field (“LIF”) initiative. Introduced in 2022, the LIF program was designed to encourage leaders to have specific targeted conversations with workers in the field, educating them on how to identify safety hazards before they become issues. Other actions taken in 2023 to improve overall safety performance included embedding our Integrated Management System, developing a three-year strategy, implementing a risk management framework, and improving incident reporting and investigations.

We also recognize that there is more to ensuring worker and community health and well-being than simply working to prevent injuries. We are taking a proactive approach to health through environmental, biological and medical monitoring and quantifying occupational exposure risk. Our goal is to minimize health risks to employees, business partners, visitors and communities.

Community Relations

We recognize the important role our operations can play as catalysts for social and economic development in the communities we operate in and beyond. All our operations support a wide range of community development initiatives, which are based on the local socioeconomic environment and community needs. Our approach to community investment is set out in our ESG and Sustainability Policy. We support local social and economic development in three key ways: hiring from the local community, prioritizing local suppliers, and supporting community projects and initiatives. In 2023, we continued our practice of direct investment in the local community infrastructure where we operate and in related social programs.

For local communities, employment opportunities are one of the primary benefits of our presence. Hiring workers from the communities nearest our mines and the countries we operate in is one of the most important contributions we make to social and economic development. We strive to maximize local hiring at of all our operations. We also provide skills development programs for our workers, contractors, and local communities to help them develop the skills needed to work at the mine.

Each year we contribute to the development of our local communities by making direct investments in community infrastructure and social programs. We provide scholarships to local community members around our Çöpler mine, supporting students ranging from vocational high school students to master’s degrees, with over 64% of such scholarships awarded to women in 2023. Marigold has provided both financial support to the University of Nevada, Reno, and individual scholarships to dependents of Marigold employees and students from local communities. Through the Colorado School of Mines, we also provide annual Women in Mining Scholarships to support a female mine engineering student to advance her career. At Seabee, we fund a breakfast program in the Gorden Deny School in the nearby town of La Ronge, Saskatchewan, providing a nutritious breakfast in an inclusive caring environment for students. In rural Jujuy near our Puna Operations, we partner with local schools to improve educational outcomes and, since 2012, we have supported the renovation of six local schools. In collaboration with the Argentine Ministry of Education we helped to create a program to enable community members, including our employees, to complete their secondary school education. In 2023, 20 scholarships were awarded to community members from regions near Puna, of which 12 were awarded to women.

Alongside the direct investments noted above, at our operations in Argentina and Türkiye, we have dedicated social development funds. These funds aim to support sustainable projects in the local communities to help diversify economic activity in the local area and reduce reliance on the mine. At our the Çöpler mine in Türkiye, the social development fund provides financial support to local entrepreneurs, including many local women, to set up or grow their own businesses. Projects are selected based on a set of development priorities agreed in consultation with the community and aligned with local development plans and priorities. The Company contributes a portion of the profits from gold produced annually by the Çöpler mine, thereby linking the benefits we share with the community to our success as a company. Our Puna Operations in Argentina also partnered with the local regional government to invest in local communities through a social development fund. This innovative partnership between the mine and the host communities aims to promote inclusion and create opportunities for local entrepreneurs and support a wide range of social and community development projects. Management of the fund is participatory in nature, and the fund’s board consists of representatives of local communities to evaluate, approve and deliver financing for the projects.

In 2023, Puna worked with leaders in seven local communities to help them gain the capacity to build a strategic plan for their own community. These plans involve diversifying the local economy by finding additional sources of income and creating new businesses. Our community relations team has supported these communities by bringing in professional planners to assist local leaders in this initiative.

In February 2023, the SSR Mining global community showed their support for affected communities in Türkiye following the devastating earthquake. The earthquake struck hundreds of kilometers away; all employees and contract workers at the Çöpler mine were declared safe and accounted for and there was no physical damage on site. However, the Çöpler team, in particular the site’s Emergency Response Team, was heavily involved in disaster relief efforts in the surrounding areas, assisting with search and rescue and providing shelter, transportation, food, supplies, and emotional support to those in need. Global employees were also provided with contact information for several reputable aid organizations such as Red Cross and Red Crescent to donate to relief efforts if they chose.

In 2023, the Company continued to promote various inclusion initiatives at our corporate office in Denver, including a variety of in-person events and longer-term initiatives designed to celebrate diversity and inclusion, connect with the community and create more opportunities for employees to come together. In 2023, employee engagement initiatives included quarterly volunteer events at Food Bank of the Rockies, holiday food and toy drives, and sponsorship and participation in other local charitable activities and events.

HUMAN CAPITAL MANAGEMENT

Our people are our most valuable resource. More than any other factor, our success depends on their capabilities and commitment. We are focused on attracting and retaining experienced and skilled talent with a culture that puts safety at its core and supports people to reach their potential.

We believe that transparent communication with workers and unions is critical to the effective execution of our operations. We do not impose restrictions on union representation, and we respect the rights of freedom of association and collective bargaining. In total, 37% of our workforce are union members and have collective bargaining agreements in place. In 2023, we enjoyed positive labor relations across all sites.

In 2023, the Company undertook several initiatives designed to positively impact its workforce and invest in our talent. These initiatives were aligned with our core values, including a leader-lead discussion for employees to better understand Company values and how to live out those values in their roles at the Company. For our Canadian operations, all salaried employees participated in a “Productive Conflict” workshop to better empower effective communication and increase conflict management skills. For our senior leaders, a pilot leadership development program was initiated, and will continue into 2024. The Company also undertook a comprehensive redesign of its talent management practices by moving to a quarterly review schedule, instituting individual development plans, ensuring priority development actions are being taken and establishing detailed succession plans for our key roles.

Given the broad geographic footprint of the Company’s operations, we benefit from a meaningfully diverse workforce. The Company recognizes that a workforce composed of many individuals with a mix of skills, experience, perspectives, backgrounds and characteristics leads to a more robust understanding of opportunities, issues and risks, and stronger decision-making. Accordingly, the Board has adopted a Diversity Policy and the Compensation Committee is responsible for overseeing diversity initiatives across the Company. We are committed to establishing measurable diversity objectives and assessing on an annual basis the achievement of these objectives, including the representation of women at all levels of the organization. We recognize the industry-wide challenge of attracting women into the mining industry. However, in accordance with our policies we actively seek to increase the number of women we employ at our operations.

As of December 31, 2023, the Company employed approximately 2,500 full-time employees and 2,900 contract employees throughout its global operations. As of December 31, 2023, 17% of the executive officers of the Company were women, approximately 44% of employees at the Company’s corporate office were women (excluding executives) and approximately 14% of the employees across the business were women.

The table below summarizes the total full-time workforce of the Company by location and gender:
In addition to gender diversity, the Company maintains self-reported ethnicity information for our United States-based and Canadian-based workforce:

2023 US Workforce Ethnicity Self-Disclosure
Hispanic or Latino	White	American Indian or Alaska Native	Native Hawaiian or Other Pacific Islander	Asian	Black or African American	Two or More Races	Prefer Not to Answer
65	434	10	1	9	3	8	6

2023 Canada Workforce Ethnicity Self-Disclosure
Hispanic or Latino	Non-Indigenous & Non-Visible Minority	Indigenous	Asian	Black	Native Hawaiian or Other Pacific Islander	Other	Two or More Races	Prefer Not to Answer
7	125	106	6	6	1	69	8	69

The Company also reports employment data in annual U.S. Equal Employment Opportunity Commission EEO-1 reports for our U.S.-based workforce; however, the U.S. EEO-1 reports represent only a small portion of our global workforce.

PROPOSAL No. 1

Election of Directors

Shareholders are asked to elect and/or re-elect ten (10) directors. All nominees have established their eligibility and willingness to serve as directors. The Board has determined that, at the present time, there will be ten (10) directors. For more information on the nominees, please refer to the “Election of Directors” section of this Proxy Statement. Nominees will, subject to the Company’s Articles and applicable corporate law, hold office until the next annual meeting of Shareholders or until their successors are elected or appointed in accordance with the Company’s Articles or applicable corporate law.

Majority Voting Policy

The Company’s majority voting policy states that any nominee proposed for election as a director of the Company in an uncontested election must be elected by a majority of the votes cast. If a director is not elected by at least a majority, such director must immediately tender his or her resignation to the Executive Chairman. The Corporate Governance and Nominating Committee (the “Governance Committee”) will consider such resignation and will make a recommendation to the Board and, absent exceptional circumstances, the Board will accept the resignation of such nominee. Within 90 days of the Annual Meeting, the Board will issue a press release disclosing the Board’s decision to accept or reject the nominee’s resignation. If the Board determines not to accept the nominee’s resignation, the press release will fully state the reasons for that decision. The nominee will not participate in any committee or Board deliberations regarding their resignation offer.

The Board recommends that Shareholders vote FOR each of the proposed nominees (or for substitute nominees in the event of contingencies not known at present). Unless otherwise instructed, the persons designated on the form of proxy intend to vote FOR the proposed nominees (or for substitute nominees in the event of contingencies not known at present).

ELECTION OF DIRECTORS

Our Board of Directors

The Board has the responsibility for the stewardship of the Company and to oversee the conduct of the business of the Company. The Board’s fundamental objectives are to enhance and preserve long-term shareholder value, ensuring that the Company meets its obligations on an ongoing basis and that the Company operates in a reliable and safe manner.

Board Leadership Structure

With respect to the roles of Chairman of the Board and Chief Executive Officer, our Board of Directors Charter provides the flexibility for our Board of Directors to modify our leadership structure in the future as appropriate. Mr. A.E. Michael Anglin, who has served as a member of the Board since 2008 and Chairman of the Board since 2016, announced his decision to retire and not stand for re-election at the Annual Meeting and stepped down as Chairman of the Board on June 8, 2023. At that time, the Board unanimously appointed Mr. Rod Antal as Executive Chairman and Mr. Anglin was appointed by the Board to serve as the Lead Independent Director until the Annual Meeting. In light of the Çöpler Incident, Mr. Anglin has agreed to postpone his retirement and stand for re-election at the Annual Meeting. Mr. Thomas R. Bates, Jr. will assume the Lead Independent Director role if re-elected at the Annual Meeting. For more detail around this process, see the “Corporate Governance - Criteria for Board Membership and Succession Planning” section of this Proxy Statement. The Board supports this balanced leadership structure as the right structure for the Company at this time, providing strong independent oversight while balancing the need for extensive knowledge of business operations, strategy implementation, effective leadership, management accountability and alignment with long-term interests of Shareholders.

Annually, the Governance Committee reviews the Board leadership structure in light of the Company’s current needs and what is in the best interest of Shareholders, and the independent directors select the Chairman of the Board. Currently, the Board believes that Mr. Antal is the most qualified individual to fill the Chair position based on his extensive global mining experience in various mineral and metal businesses, including precious metals, and his intricate knowledge of the Company and the necessary succession planning for Mr. Anglin’s role on the Board of Directors. Mr. Anglin’s continued service as Lead Independent Director following his long tenure as Chairman of the Board continues to ensure that the Board of Directors benefits from his extensive understanding and experience of the Company’s business and operations. The appointment also serves to ensure the continuity of the Company’s strategy and successful long-term stakeholder relationships, particularly in Türkiye.

The Board does not believe that combining the Chair and CEO roles creates a conflict of interest or ambiguity about reporting relationships. With the Lead Independent Director appointed to complement the Executive Chairman and other risk mitigators, such as the Board’s responsibility to set Mr. Antal’s compensation and any performance awards annually, the combined role does not have undue authority over the Board, management, or his personal gain. The Board believes that when it has a combined leadership structure, it is important to have a defined board leadership role for an independent director, which is discussed below.

Lead Independent Director

The Board recognizes the importance of independent Board oversight of the CEO and management and has appointed a Lead Independent Director to work alongside the Executive Chairman and ensure a balanced leadership structure. The Lead Independent Director and the Executive Chairman collaborate closely on Board meeting schedules, agendas, and information provided to the Board. At the end of each Board meeting, the Board holds an in camera session with the Executive Chairman, as well as an in camera session led by the Lead Independent Director with only the independent directors in attendance and without the Executive Chairman. The key duties and responsibilities of the Lead Independent Director include:

•presiding at meetings of the Board when the Executive Chairman is absent;
•presiding at, and developing agendas for, executive session of independent directors;

•full authority to call Board meetings, approve sufficiency of meeting materials, engage with shareholders and lead executive session at each meeting with independent directors;
•providing feedback from executive session of independent directors to the Executive Chairman;
•ensuring maintenance of Board and committee independence requirements and promotes corporate governance best practices in consultation with the chair of the Governance Committee;
•reviewing and assessing potential conflicts of interest of all directors;
•providing the Executive Chairman with feedback and counsel concerning the interactions with the Board;
•attending annual shareholder meeting as representative of the Board;
•assisting with aligning governance structures with the Company’s strategy;
•recommending to the Board and Committees the retention of advisors; and
•leading or participating in special committees established for extraordinary matters such as investigations, significant transactions and derivative actions.

Skills Composition of the Board

The Governance Committee is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing, and recommending qualified director candidates for the Board’s consideration. The following pages set out information about the nominees for election as directors, including the specific experience, and qualifications that led to the Board’s conclusion that the person should serve as a director of the Company.

Each of the director nominees possesses the qualifications, skills and experiences that the Governance Committee believes are essential to direct and oversee the company’s long-term strategy, the management team, and business and performance of the Company. All director nominees have the following attributes:

•public company board experience for at least one year;
•executive leadership experience leading large, complex organizations;
•strategic leadership experience driving strategic direction and growth of an organization, as well as leading significant change management/integration across a global business unit;
•industry knowledge with a broad range of experience and expertise in the resources sector and relevant experience in operating and mineral processing, including production, exploration, reserves, capital projects, logistics and related technology; and
•international experience, including exposure to a range of political, cultural, and regulatory requirements and an understanding of the critical role of partnerships with host governments, local communities, indigenous people, non-governmental organizations, and other stakeholders.

Additionally, mining operations, corporate finance and capital allocation, risk management, human capital management, ESG, information technology, and corporate governance competencies are important skills necessary for overseeing the business operations and performance of the Company and setting the strategic direction. These skills are represented across our director nominees as a group.

The following matrix sets forth the principal skills of our director nominees. This matrix does not intend to be an exhaustive list of their skills or areas of principal contributions to the Board, and each director possesses skills in addition to those identified in the matrix.

Overview of our Board's Profile		A.E. Michael Anglin	Rod Antal	Thomas R. Bates, Jr.	Brian R. Booth	Simon A. Fish	Leigh Ann Fisher	Alan P. Krusi	Daniel Malchuk	Kay Priestly	Karen Swager	Total
Skills and Core Capabilities	Corporate Finance & Capital Allocation		✓	✓					✓	✓		4
	Risk Management	✓		✓		✓	✓	✓	✓	✓	✓	8
	Mergers & Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓	✓		9
	Mining Operations	✓	✓		✓				✓		✓	5
	Human Capital Management			✓			✓	✓	✓	✓	✓	6
	Financial Reporting			✓			✓			✓		3
	Environmental, Health, Safety & Sustainability	✓		✓	✓	✓		✓	✓		✓	7
	Governance	✓		✓		✓	✓	✓	✓	✓		7
	Information Technology & Cybersecurity						✓	✓				2
	Government Relations	✓	✓	✓	✓	✓			✓	✓	✓	8
	Supply Chain Management			✓							✓	2
Attributes	Public Company Board Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	10
	Executive Management / Strategic Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	10
	Industry Knowledge	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	10
	International	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	10
Board Composition	Age	68	58	74	64	63	57	69	58	68	53	Average
												63
	Board Tenure	16	4	4	8	6	2	4	—	4	1	Average
												5
	Independence	✓	CEO	✓	✓	✓	✓	✓	✓	✓	✓	9
												90%
	Self-identified Diversity						✓		✓	✓	✓	4
												40%
	Current Membership on Other Public Boards	1	0	2	2	0	0	2	0	1	0	Average
												1

Corporate Finance & Capital Allocation – Executive experience with primary responsibility for developing and implementing capital allocation frameworks and strategies for public companies. Experience to include evaluating investment opportunities and analysis, assessing and mitigating financial risks associated with capital allocation decisions, setting thresholds for financial returns, optimizing asset portfolios, raising equity, and managing debt financing.

Environmental, Health, Safety & Sustainability – Executive experience with primary responsibility for EHS&S in a public industrial or extractive company. Experience to include integrating EHS&S practices and initiatives including evaluating key environmental impacts, risks and opportunities. Experience leading social responsibility and community programs, ensuring workplace health and safety, and maintaining licenses to operate.

Risk Management – Executive experience with responsibility for enterprise risk management, including identifying, assessing, and monitoring risk controls and exposures, implementing risk mitigation strategies, and ensuring compliance with industry regulations and standards.

Governance – Executive experience developing, implementing, and maintaining governance policies and procedures across a public company. Experience to include designing and implementing global compliance and governance programs across various cultures and geographies.

Mergers & Acquisitions – Executive experience with responsibility over identifying and executing strategic transactions. Experience to include conducting financial valuations and modeling, negotiating, structuring and executing mergers, acquisitions, assets sales and/or disposals, and leading integration efforts.

Information Technology & Cybersecurity – Executive experience managing information technology infrastructure and cybersecurity efforts, including conducting risk assessments and implementing risk mitigation strategies, maintaining disaster recovery and business continuity plans, employing data protection measures and privacy controls.

Mining Operations – Executive experience in mining operations. Experience to include extraction, processing, operations, safety and compliance, resource and equipment optimization, budgeting and cost management, environmental stewardship, and stakeholder management.

Government Relations – Executive experience navigating the workings of foreign governments or experience in diplomatic relations. Experience to include engaging in face-to-face meetings with foreign government officials and regulators to cultivate relationships, collaborate, and advocate for business interests, particularly in emerging markets.

Human Capital Management – Executive experience in human capital management in a public company. Experience to include organizational design, talent acquisition, employee development, succession planning, change management, collective labor, and compliance with HR policies, labor laws, and regulations.

Supply Chain Management – Executive experience leading supply chain operations. Experience to include global supply chain management, profit and loss management, securing supply lines and supplier performance, inventory and warehouse management, and process optimization.

Financial Reporting – Executive experience as a chief financial officer and/or chief executive officer of a public company, or as an external audit partner. Experience to include financial reporting, compliance with accounting standards, preparation of financial statements, strategic capital management, and internal controls.

In addition to the skills of the Board members set forth above, the Board regularly engages subject matter experts from time to time to supplement the Board’s skills, including compensation consultants, cyber security and information security experts, governance advisors and environmental specialists.

The following profiles summarize the skills, experience and qualifications of each director nominee, and overall Board and committee attendance in 2023. While each of the Board members generally attend all committee meetings, the nominee profiles reflect only their required attendance.

A.E. Michael Anglin

Mr. Anglin was appointed to the Board of Directors of SSR Mining in August 2008 and in July 2023 stepped down as Chairman of the Board to become the Lead Independent Director. He is a member of the Corporate Governance and Nominating Committee and the Technical, Safety and Sustainability Committee. Mr. Anglin has also served on the board of Antofagasta PLC, a major Chilean copper producer, since April of 2019. Mr. Anglin spent 22 years with BHP Billiton Ltd., most recently serving as Vice President Operations and Chief Operating Officer of the Base Metals Group based in Santiago, Chile, before retiring in 2008. Mr. Anglin graduated with a Bachelor of Science (Honours) degree in Mining Engineering from the Royal School of Mines, Imperial College, London in 1977 and attained a Master of Science degree from the Imperial College in London in 1985.

Lead Independent Director	Director Skills
	▶ Risk Management			▶ Mergers & Acquisitions
Director Since: 2008	▶ Mining Operations			▶ Governance
	▶ Environmental, Health, Safety & Sustainability			▶ Government Relations

Independent	Board and Committee Membership			Attendance
	Board of Directors			8/8
Age: 68	Corporate Governance and Nominating Committee			5/5
	Technical, Safety and Sustainability Committee			5/5
Berkeley, California, USA	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	Antofagasta plc
	2023	95.69%	4.31%

Rod Antal

Mr. Antal was appointed Executive Chairman of SSR Mining in June 2023. Previously, Mr. Antal served as President and Chief Executive Officer and a member of the Board of SSR Mining following the merger with Alacer Gold in September 2020. Prior to the merger, Mr. Antal held the position of President and Chief Executive Officer with Alacer Gold since August 2013 and prior to that, he served as Alacer Gold’s Chief Financial Officer from May 2012 to August 2013. Mr. Antal has over 30 years of global mining experience in various mineral and metal businesses, including precious metals. This experience spans both corporate roles and at various mine operating sites. Mr. Antal began his mining career working for Placer Dome in Papua New Guinea and then nearly 15 years within the Rio Tinto Group where he held various senior management positions.

Executive Chairman	Director Skills
	▶ Corporate Finance & Capital Allocation			▶ Mergers & Acquisitions
Director Since: 2020	▶ Mining Operations			▶ Government Relations

Age: 58	Board and Committee Membership			Attendance
	Board of Directors			8/8
Denver, Colorado, USA	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	None
	2023	99.35%	0.65%

Thomas R. Bates, Jr.

Mr. Bates was appointed to the Board of Directors of SSR Mining in September 2020 and is Chair of the Compensation and Leadership Development Committee and a member of the Audit Committee. Mr. Bates was a Director at Alacer Gold from April 2014 to September 2020 and has over 40 years of experience in oil service management and operations. Mr. Bates is currently an adjunct professor and a member of the Board of the Ralph Lowe Energy Institute at the Neeley School of Business at Texas Christian University, a position he has held since 2011. He spent 15 years at Schlumberger in both domestic and international locations, was CEO of Weatherford-Enterra from 1997 to 1998, served as President of the Discovery Group of Baker Hughes from 1998 to 2000, and was later the Managing Director and Senior Advisor for 12 years at Lime Rock Partners, an energy focused private equity investment firm, from 2001 to 2012. Mr. Bates has served on the Board of Directors at Tetra Technologies, Inc. since 2011 and Vantage Drilling International since 2016.

Chair of the Compensation and Leadership Development Committee	Director Skills
	▶ Corporate Finance & Capital Allocation			▶ Risk Management
	▶ Mergers & Acquisitions			▶ Human Capital Management
Director Since: 2020	▶ Environmental, Health, Safety & Sustainability			▶ Financial Reporting
	▶ Government Relations			▶ Governance
Independent	▶ Supply Chain Management

Age: 74	Board and Committee Membership			Attendance
	Board of Directors			8/8
Fort Worth, Texas, USA	Audit Committee			6/6
	Compensation and Leadership Development Committee			5/5
	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	Tetra Technologies, Inc.
	2023	98.46%	1.54%	Vantage Drilling International

Brian R. Booth

Mr. Booth was appointed to the Board of Directors of SSR Mining in May 2016 and is a member of the Audit Committee and the Technical, Safety and Sustainability Committee. Mr. Booth is retired from Element29 Resources Inc. where he was the President, CEO and a director, roles in which he served since 2019, and he has served as a director on numerous public and private mining companies for over 15 years. Prior to joining Element29, he was President, CEO and a director of Pembrook Copper Corp. from 2008 to 2018 and LakeShore Gold Corp from 2005 to 2008. Previous to that, Mr. Booth held various exploration management positions at Inco Limited over a 23-year career, including Manager of Exploration - North America and Europe, Manager of Global Nickel Exploration and Managing Director PT Ingold for Australasia. Mr. Booth holds a B.Sc. in Geological Sciences from McGill University (1983) and was awarded an honorary lifetime membership in the Indonesian Mining Association for service as Assistant Chairman of the Professional Division.

Director Since: 2016	Director Skills
	▶ Mergers & Acquisitions			▶ Mining Operations
Independent	▶ Environmental, Health, Safety & Sustainability			▶ Government Relations

Age: 64	Board and Committee Membership			Attendance
	Board of Directors			8/8
West Vancouver, BC, Canada	Audit Committee			6/6
	Technical, Safety and Sustainability Committee			5/5
	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	GFG Resources Inc.
	2023	99.36%	0.64%	Peninsula Energy Limited

Simon A. Fish

Mr. Fish is a corporate director. He was appointed to the Board of Directors of SSR Mining in 2018. He serves as Chair of the Corporate Governance and Nominating Committee and a member of the Compensation and Leadership Development Committee. A former senior executive with more than 30 years of experience in the mining, energy and financial services sectors. He has served as a director of Heritage Environmental Services since 2022, Alexa Translations since 2021, and the Environmental Law and Policy Center since 2015. Previously, he served as Executive Vice-President & Chief Legal Officer at Bank of Montreal from 2008 to 2020, Vale Base Metals from 2005 to 2008, and Shell Canada Limited from 2002 to 2005. Prior to that, he held various senior positions within Shell plc in the UK, the Netherlands, South Africa and Canada. Earlier in his career, Mr. Fish practiced corporate and securities law with Dechert LLP, an international law firm.

Chair of the Corporate Governance and Nominating Committee	Director Skills
	▶ Risk Management			▶ Mergers & Acquisitions
	▶ Environmental, Health, Safety & Sustainability			▶ Governance
Director Since: 2018	▶ Government Relations

Independent	Board and Committee Membership			Attendance
	Board of Directors			8/8
Age: 63	Compensation and Leadership Development Committee			5/5
	Corporate Governance and Nominating Committee			5/5
Wellington, ON, Canada	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	None
	2023	83.95%	16.05%

Leigh Ann Fisher

Ms. Fisher was appointed to the Board of Directors of SSR Mining in March 2022 and serves as a member of each of the Audit Committee and the Compensation and Leadership Development Committee. Ms. Fisher served as Executive Vice President and Chief Administrative Officer of Alcoa Corporation from 2016 until her retirement in 2020. As Chief Administrative Officer, Ms. Fisher had responsibility for Human Resources, Procurement, Information Technology and Automation Solutions, Global Shared Services and Business Process Optimization. She was a member of the Alcoa Executive Team, responsible for setting strategic direction for the company. From 2013 to 2016, Ms. Fisher held the role of Chief Financial Officer for Alcoa's Global Primary Products Group, responsible for managing finance and business analysis for Alcoa’s worldwide primary products system. Throughout her 31 year career with Alcoa, Ms. Fisher held finance and leadership roles in all Alcoa business groups, as well as corporate finance.

Director Since: 2022	Director Skills
	▶ Risk Management			▶ Mergers & Acquisitions
Independent	▶ Human Capital Management			▶ Financial Reporting
	▶ Information Technology & Cybersecurity			▶ Governance
Age: 57
	Board and Committee Membership			Attendance
Louisville, Tennessee,	Board of Directors			8/8
USA	Audit Committee			6/6
	Compensation and Leadership Development Committee			5/5
	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	None
	2023	98.50%	1.50%

Alan P. Krusi

Mr. Krusi was appointed to the Board of Directors of SSR Mining in September 2020. He is Chair of the Technical, Safety and Sustainability Committee and a member of the Corporate Governance and Nominating Committee. Mr. Krusi was a director at Alacer Gold from September 2014 to September 2020. He has nearly four decades of management experience in the engineering and construction industries. Mr. Krusi began his career as a project geologist with Dames & Moore where he gained significant experience and international exposure as lead project engineer and geologist in Latin America and Asia from 1977 to 1983. Throughout his career, Mr. Krusi managed a number of successively larger engineering and consulting businesses, culminating as CEO of Earth Tech, Inc, a global water and environmental services firm with operations in 13 countries, from 2002 to 2008. Most recently, Mr. Krusi was President, Strategic Development at AECOM from 2008 to 2015, where he oversaw the firm's M&A activities and served on the executive committee. Mr. Krusi has served on the Board of Directors of Granite Construction since 2018.

Chair of the Technical, Safety and Sustainability Committee	Director Skills
	▶ Risk Management			▶ Mergers & Acquisitions
	▶ Environmental, Health, Safety & Sustainability			▶ Human Capital Management
Director Since: 2020	▶ Information Technology & Cybersecurity			▶ Governance

Independent	Board and Committee Membership			Attendance
	Board of Directors			8/8
Age: 69	Technical, Safety and Sustainability Committee			5/5
	Corporate Governance and Nominating Committee			5/5
Maple Valley, Washington, USA	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	Granite Construction, Inc.
	2023	97.23%	2.77%

Daniel Malchuk

Mr. Malchuk was appointed to the Board of Director of SSR Mining in January 2024 and serves as a member of Technical, Safety and Sustainability Committee. Mr. Malchuk brings over 30 years of strategic, operational and financial experience in the natural resource industry to the Board. He currently serves as Senior Advisor with Appian Capital Advisory and as Board Member with Jetti Resources. Mr. Malchuk had a long career with BHP; most recently he served as President Operations, Minerals Americas until his retirement in 2020. In this role, Mr. Malchuk had overall responsibility for the minerals portfolio in the Americas, including operated copper mines in Chile, non-operated joint ventures in numerous South American countries, a multibillion-dollar potash project in Canada and global copper exploration activities. Previously, Mr. Malchuk held various leadership positions at BHP, including President, Copper, President, Aluminum, Manganese, and Nickel, President, Minerals Exploration and Vice President, Strategy and Development. Mr. Malchuk holds a Civil Industrial Engineer degree from Universidad de Chile and an MBA from University of California at Los Angeles (UCLA) Anderson School of Management.

Director Since: 2024	Director Skills
	▶ Corporate Finance & Capital Allocation			▶ Risk Management
Independent	▶ Mergers & Acquisitions			▶ Mining Operations
	▶ Environmental, Health, Safety & Sustainability			▶ Human Capital Management
Age: 58	▶ Government Relations			▶ Governance

Las Condes, Santiago, Chile	Board and Committee Membership			Attendance(1)
	Board of Directors			N/A
	Technical, Safety and Sustainability Committee			N/A
	Overall Attendance			N/A

	Voting Results(1)			Other Public Company Boards
	Year	For	Withheld	None
	2023	N/A	N/A
____________________
(1) Mr. Malchuk was appointed to the Board of Directors as of January 8, 2024.

Kay Priestly

Ms. Priestly was appointed to the Board of Directors of SSR Mining in September 2020 and is Chair of the Audit Committee and a member of the Corporate Governance and Nominating Committee. Ms. Priestly was a director at Alacer Gold from August 2019 to September 2020. Ms. Priestly served as CEO of Turquoise Hill Resources Ltd. from 2012 until her retirement in 2015 and as CFO of Rio Tinto Copper from 2008 until 2012. She was VP, Finance and CFO of Rio Tinto’s Kennecott Utah Copper operations from 2006 to 2008. Ms. Priestly also served in executive management roles at American Nursing Services, Inc. and Entergy Corporation. Ms. Priestly began her career with Arthur Andersen where she progressed from Staff Accountant to Partner, holding various management and leadership positions, including serving on the global executive team as Global Managing Partner - People. During her 24 years with Arthur Andersen, she provided tax, consulting and M&A services to global companies across many industries, including energy, mining, manufacturing and services. Ms. Priestly has served as a board member of TechnipFMC plc since January 2017.

Chair of the Audit Committee	Director Skills
	▶ Corporate Finance & Capital Allocation			▶ Risk Management
Director Since: 2020	▶ Mergers & Acquisitions			▶ Human Capital Management
	▶ Financial Reporting			▶ Governance
Independent	▶ Government Relations

Age: 68	Board and Committee Membership			Attendance
	Board of Directors			8/8
Park City, Utah, USA	Audit Committee			6/6
	Corporate Governance and Nominating Committee			5/5
	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	TechnipFMC plc
	2023	97.05%	2.95%

Karen Swager

Ms. Swager was appointed to the Board of Directors of SSR Mining in January 2023 and is a member of the Technical, Safety and Sustainability Committee. Ms. Swager currently serves as Executive Vice President – Operations for The Mosaic Company. In this role, Ms. Swager is responsible for global mining and manufacturing operations, including Environment, Health and Safety organization and the North American supply chain. Previously, Ms. Swager held various leadership positions at Mosaic, including Senior Vice President, Supply Chain; Senior Vice President, Potash; Vice President, Phosphates, as well as management roles at multiple operations within the Mosaic portfolio. Ms. Swager has over 28 years of mining experience in various minerals. Ms. Swager is a licensed professional engineer in Florida and holds a Bachelor of Science degree in metallurgical engineering and a Master of Science in metallurgical engineering from Michigan Technological University, where she is a member of the Department of Chemical Engineering’s Distinguished Academy. In addition, Ms. Swager holds an MBA from Northwestern University Kellogg School of Management.

Director Since: 2023	Director Skills
	▶ Risk Management			▶ Mining Operations
Independent	▶ Environmental, Health, Safety & Sustainability			▶ Human Capital Management
	▶ Supply Chain Management			▶ Government Relations
Age: 53
	Board and Committee Membership			Attendance
Steinhatchee, Florida, USA	Board of Directors			8/8
	Technical, Safety and Sustainability Committee			5/5
	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	None
	2023	99.65%	0.35%

CORPORATE GOVERNANCE

SSR Mining, its Board, and its management are committed to the highest standards of corporate governance and transparency. As part of the Company’s commitment to establishing best corporate governance practices, the standing Governance Committee actively assists the Board throughout the year by developing and monitoring the Company’s overall approach to corporate governance issues, monitoring regulatory developments and public disclosures, and implementing and administering the system.

At SSR Mining, we are committed to operating in an ethical, legal, environmentally sensitive and socially responsible manner, while creating long-term value for our Shareholders. Our governance structure enables our experienced and accomplished directors to provide advice, insight and oversight to advance the interests of SSR Mining and our Shareholders. We strive to maintain sound governance standards, to be reflected in our Board of Directors Charter, Code of Business Conduct and Ethics, our systematic approach to risk management, and our commitment to transparent financial reporting and strong internal controls. Copies of the Company’s corporate governance policies are available on the Company’s website at www.ssrmining.com.

Board Tenure and Term Limits

The following chart provides a summary of the tenure of the Board as of the Annual Meeting date. Following the Annual Meeting, should all director nominees be elected, the average Board tenure will be approximately 4.9 years.

Board Tenure as of Meeting Date
Years
16
14
12
10
8
6
4
2
0
Average Tenure - 4.9 years
A.E. Michael Anglin
Rod Antal
Thomas R. Bates, Jr.
Brian R. Booth
Simon A. Fish
Leigh Ann Fisher
Alan P. Krusi
Daniel Malchuk
Kay Priestly
Karen Swager

The Company believes that imposing term limits on its directors would be unduly restrictive and not in the best interest of the Company and could become an arbitrary mechanism for removing directors, which could result in valuable and experienced directors being forced to leave the Board solely because of length of service. Therefore, the Company has not adopted specific term limits for the directors on its Board, and instead relies upon the effective annual assessment process to ensure the ongoing efficacy of individual directors and the Board and its committees as a whole. The Company does not have a mandatory retirement age.

Director Independence

The Board of Directors Charter, which is available on our website at www.ssrmining.com requires directors to exercise independent judgment, regardless of the existence of relationships or interests which could interfere with the exercise of independent judgment. Directors are also required to disclose any conflict of interest in any issue brought before the Board and must refrain from participating in the Board’s discussion and voting on the matter. The Board assesses the independence of new directors prior to appointment and reviews the independence of all directors at least annually to ensure compliance with all applicable requirements of NASDAQ, the TSX and Canadian and U.S. securities laws.

In considering whether a director is independent, the Board gives regard to the independence criteria and requirements of applicable corporate laws and the securities laws, rules, regulations and guidelines of all applicable securities regulatory authorities, including, without limitation, the SEC and the securities commissions in each of the provinces and territories of Canada, and stock exchanges on which the Company’s securities are listed, including without limitation the TSX, NASDAQ and ASX, and other facts, information and circumstances the Board considers relevant. Directors and executive officers of the Company inform the Board as to their relationships with the Company and provide other pertinent information pursuant to questionnaires that they complete, sign and certify on an annual basis. The Board reviews such relationships to identify impairments to director independence and in connection with disclosure obligations under securities laws and stock exchange requirements.

The Board has determined that all director nominees, other than Mr. Antal, the Executive Chairman of the Company, are independent. All Board committees consist of entirely independent directors.

Criteria for Board Membership and Succession Planning

The Board recognizes that a diverse board of directors makes prudent business sense and enhances oversight and board effectiveness. The Board is committed to a merit-based process, which is based on objective criteria, solicits multiple perspectives and seeks to eliminate conscious or unconscious bias and discrimination, for the identification and selection of nominees. The Board believes that electing directors who have the skills, experience, and expertise that are directly relevant to the Company’s business, strategy and operations are key to the success of the Company.

A core responsibility of the Governance Committee is to identify prospective Board members, consistent with Board-approved criteria, and to recommend such individuals to the Board for nomination. The Governance Committee believes that the Board should be comprised of directors who possess a mix of experience and expertise that is relevant to the Company and its operations. As a result, while the emphasis on filling Board vacancies is on finding the best-qualified candidates who exhibit the highest degree of integrity, professionalism, values and independent judgment, a nominee’s diversity of gender, race, nationality or other attributes may also be considered favorably in his or her assessment.

The Governance Committee assesses the skills, expertise, experience and backgrounds of our directors annually, in light of the needs of the Board and the Company’s strategy, including the extent to which the current composition of the Board reflects the right mix of identified competencies. The Governance Committee and the Board do not adhere to any quotas or minimum qualifications in determining Board membership. However, the Company’s Diversity Policy expressly encourages the promotion of diversity through various initiatives. When it becomes apparent that a vacancy on the Board will arise, either from retirement or otherwise, the Governance Committee evaluates the balance of skills, knowledge and experience held by the current directors and officers of the Company and prepares a description of the role and capabilities required for a particular nominee.

From time to time, the Governance Committee will engage a third-party search firm to assist with finding Board candidates, particularly to ensure that the slate of candidates reflects the Company’s commitment to Board diversity. Over the last two years, the Governance Committee focused on diversity of the Board, adding Leigh Ann Fisher in March 2022, Karen Swager in January 2023, and Daniel Malchuk in January 2024.

During 2023, the Board conducted extensive work around Board succession planning and the skills matrix to determine what skills are vital to meeting the Company’s current needs, as well as those anticipated in the future.

In light of recent and possible changes to the composition of the Board, its efforts have focused on the skills, experience and qualifications of the Board that could be impacted by possible retirements from the Board and the skills and experience that are expected to be needed moving forward based on the Company’s growth and long-term strategy.

The Governance Committee does not have a separate policy with regard to the consideration of any director candidates recommended by Shareholders. If a candidate is recommended by Shareholders during the Board’s annual renewal and evaluation process, such candidate will be reviewed in accordance with the established Governance Committee policies for reviewing and nominating directors in the same way all other potential director candidates are reviewed. Shareholders should follow the procedure set forth in the “Business of the Meeting - Communications with the Board,” section of this Proxy Statement, if they are interested in discussing a potential director candidate during the Board review process.

Inclusion and Diversity

Our Board recognizes that a board composed of individuals with a mix of differing skills, experience, perspectives, age and characteristics leads to a more robust understanding of opportunities, issues and risks, and to stronger decision-making. A copy of the Company’s Diversity Policy is available on its website at www.ssrmining.com. In March 2019, the Company became a member of each of the Catalyst Accord 2022 and the 30% Club Canada, which are initiatives aimed at accelerating the advancement of women in the workplace with a target goal of at least 30% representation of women on public-company boards. In 2021, the Company also joined the CEO Action for Diversity and Inclusion, an initiative aimed at accelerating the advancement of women in boardrooms and strategic executive roles in Canada. Three of the ten nominees for the Board, or 30%, are women.

The following table details the gender and diversity characteristics self-identified by the nominees to the Board:

		Board Diversity Matrix (as of April 12, 2024)
	A.E. Michael Anglin	Rod Antal	Thomas R. Bates, Jr.	Brian R. Booth	Simon A. Fish	Leigh Ann Fisher	Alan P. Krusi	Daniel Malchuk	Kay Priestly	Karen Swager	TOTAL
Total Number of Directors											10
Gender Identity
Female						✓			✓	✓	3
Male	✓	✓	✓	✓	✓		✓	✓			7
Did Not Disclose Gender											0
Demographic Background
African American or Black											0
Alaskan Native or Native American or First Nations											0
Asian											0
Hispanic or Latinx								✓			1
White	✓	✓	✓	✓	✓	✓	✓		✓	✓	9
Two or More Races or Ethnicities											0
LGBTQ+											0
Persons with Disabilities											0
Military Veteran					✓		✓				2
Did Not Disclose Demographic Background											0

Please see our Proxy Statement, filed with the SEC on April 14, 2023, for our Board Diversity Matrix as of April 14, 2023.

The Company is committed to developing a diverse workforce and is continually assessing opportunities to progress all levels of diversity across the organization. While the Company does not believe that adopting numerical quotas is in the best interest of its business nor its Shareholders, the Company has adopted specific and measurable objectives to ensure that the pool of candidates it considers for positions throughout the organization, including its Board of Directors, consists of the most diverse and qualified candidates available. To achieve this goal, the Board has adopted the following measurable objectives which are reviewed annually:

▶ Diversity on the Board: The Governance Committee will require that a thorough outreach and search process be conducted for new positions or vacancies on the Board that ensures that the candidate pool reviewed by the Governance Committee consists of a qualified and diverse group of individuals. The Board has identified the following key areas of focus for Board candidates: experience or skill sets that complement the Board; experience or nationalities related to the geographical regions where the Company has or anticipates business interests; and increasing the representation of female Board members. The Board believes that pursuing its objectives related to the ethnic and gender diversity among its members is consistent with its responsibility to ensure that director nominees possess the skill, experience and qualifications that are necessary to the Board’s ability to provide effective oversight of the Company and are directly relevant to the Company’s business strategy and operations. The Board will continue to consider all qualified candidates for open Board member positions, with a particular focus on what skills each candidate would bring to the Board and how critical those skills are to the overall makeup of the Board’s knowledge and ability.

▶ Diversity in Executive Management and across the Business: The recruitment and development programs instituted by the Company will focus on ensuring that the Company has a diverse and qualified workforce at all levels of the organization. Recruitment measures will ensure that the pool of candidates considered consists of a group of qualified and diverse individuals and a key focus of the Company’s development programs will be the identification and development of diverse individuals, including local nationals at the Company’s mines.

Performance of the Board

Prior to joining the Board, new directors receive a formal letter of appointment setting out clearly what is expected of them in terms of time commitment, committee service and involvement outside of Board meetings. The Governance Committee has developed a process for the annual evaluation of the performance of the Board, its Committees and individual directors. Starting in 2021, the assessment process was administered by an independent third party to promote transparency and openness in the review process. A range of dimensions are considered during the assessment, such as: overall performance of the Board; Board and committee structure and composition; succession planning; strategic planning; risk management; operational performance; Chief Executive Officer or equivalent (“CEO”), performance; director competencies; Board processes; and director involvement. Upon completion of the formal evaluation process, the Board and each of its committees review the findings and determine any desired action items. The Chairman of the Board also meets with each member of the Board to review their individual feedback.

Director Orientation and Continuing Education

New directors are provided with comprehensive materials with respect to the Company, as well as being oriented on relevant corporate issues, including short-, medium- and long-term corporate objectives, business risks and mitigation strategies, corporate governance guidelines and existing policies of the Company. New directors also meet with members of the executive management team to educate themselves on the nature and operation of the Company’s business. As each director has a different skill set and professional background, orientation and training activities are tailored to the particular needs and experience of each director.

All directors have access to an electronic board portal where Company information is posted and updated. Directors receive monthly reports on the business from management. Board and committee members also meet periodically with management, between regularly scheduled meetings, to receive a review of the operations of the Company.

Directors are provided with continuing education throughout the year on issues that are necessary for them to meet their obligations as Board members and are encouraged to participate in external training courses, as needed. Each year, our directors attend at least one site visit to one of our operating mines. During these site visits, the directors meet with management and actively engage directly with our mine workers to learn about the operations. In 2023, our directors visited our Marigold mine site in Nevada, USA. In conjunction with Board meetings, management and the Company’s advisors provide presentations on topics pertinent to our business, including the impact of significant industry, political, legal and other developments. All of the directors are actively involved in their respective areas of expertise and have full access to our management.

To facilitate access to director education, all of our directors are members of the Institute of Corporate Directors and the National Association of Corporate Directors, organizations that promote the continuing education of directors.

Board Meetings

The Board meets at least four times annually in person or via teleconference. Directors are also required to attend meetings for committees for which they have been appointed. Information relating to the number of Board meetings held during the reporting period of 2023 and each director's attendance is provided above in the “Election of Directors” section of this Proxy Statement.

Quorum

The quorum for meetings of the Board is a majority of the members of the Board and the quorum for meetings of the Board committees is a majority of the members of the respective committee, in each case present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other. The Board and each Board committee may also act by unanimous written consent of its members.

Executive Sessions

Regularly, at the beginning and/or end of each Board meeting, the Board holds an executive session with the Executive Chairman, as well as an executive session led by the Lead Independent Director with only the independent directors and without the presence or participation of the Executive Chairman. Executive sessions may also take place at other times when the Executive Chairman or the Lead Independent Director believes it is appropriate.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is presently or has been an officer or employee of the Company. In addition, during the last fiscal year, no executive officer served as a member of the board or the organization and compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board) of any entity in which a member of the Board is an executive officer.

Board and Committee Chair Position Descriptions

The Board has developed a written position description for the Chairman of the Board. The Board has also developed a written charter for each committee of the Board. These charters include the responsibilities of the committee chair as well as the committee members. The Board has delegated to the chair of each Board committee responsibility for presiding over all meetings of that committee, coordinating compliance with the committee’s mandate, working with management to develop the committee’s annual work plan and providing the Board with reports of the committee’s key activities.

Board Committees

The Board exercises its duties directly and also through its committees. The Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the TSS Committee. A brief summary of some of the key duties and responsibilities of each committee is outlined below.

▶ Audit Committee. The Audit Committee assists the Board in reviewing and evaluating (a) the Company’s accounting and financial reporting principles, policies, processes and systems of internal accounting and financial controls; (b) the preparation, quality and integrity of the Company’s financial statements; (c) the Company’s compliance with legal and regulatory requirements; and (d) the independence and performance of the

Company’s external auditor. The Company has an internal audit function that reports directly to the Chair of the Audit Committee. The Board has determined that, of the four current committee members, Kay Priestly, Thomas R. Bates, Jr. and Leigh Ann Fisher qualify as an “audit committee financial expert” as defined by the SEC and that each member of the Audit Committee is independent and financially literate, as per the requirements of National Instrument 52-110 – Audit Committees (“NI 52-110”).

▶ Compensation and Leadership Development Committee. The Compensation Committee assists the Board in reviewing and evaluating (a) the remuneration and benefits of non-executive directors and the remuneration, benefits and performance of executive management; (b) continuity, succession planning and development for executives and other key employees and recommendations to the Board with respect thereto as it deems appropriate; and (c) compensation plans of the Company, including equity award plans, non-executive director compensation plans, and such other compensation plans or structures as are adopted by the Company from time-to-time.

▶ Corporate Governance and Nominating Committee. The Governance Committee assists the Board in reviewing and evaluating the Company’s corporate governance practices by (a) proposing new members to the Board, establishing criteria for Board membership, recommending composition of the Board and its committees and assessing directors’ performance on an ongoing basis; (b) providing a focus on corporate governance that will enhance corporate performance and ensure on behalf of the Board and Shareholders of the Company that the Company’s corporate governance system is effective in the discharge of its obligations to the Company’s stakeholders; (c) making recommendations to the Board as to determinations of director independence; and (d) overseeing the evaluation of the performance of the Board and its committees.

▶ Technical, Safety and Sustainability Committee. The TSS Committee assists the Board in upholding the Company’s environmental, community and safety responsibilities, including the Company’s health and safety performance and objectives, and overseeing the technical aspects of the Company’s operations, exploration programs and development projects, including reviewing the resource and reserve estimates of the Company’s mineral properties.

Risk Oversight

SSR Mining faces a number of key risks, including, but not limited to, financial, regulatory, operational, legal, accounting, cybersecurity and reputational risks. Management is responsible for the day-to-day management of risks. The Board has overall responsibility for the oversight of the Company’s risk management plans, policies and practices. The Board executes its risk oversight directly and through its committees. The Board as a whole and all Board committees meet periodically with members of senior management to discuss the relevant risks and challenges facing SSR Mining. The Board participates directly in the annual enterprise risk management process and reviews the results.

The Audit Committee monitors the Company’s risk management process, focusing primarily on financial and regulatory compliance risk. The Audit Committee receives regular reports of the Company’s ethics and compliance activities, including a review of management’s compliance risk assessment and the efforts undertaken to mitigate ethics and compliance risks during the year. In addition to ensuring that there are mechanisms for the anonymous submission of ethics and compliance reports generally, the Audit Committee has established specific procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee also analyzes and reviews the Company’s cybersecurity framework to ensure appropriate measures are in place to monitor, identify and mitigate cyber risk. In addition to cybersecurity risks monitored in the Company’s overall risk management process, the Board receives updates on the Company’s ongoing cybersecurity risk management efforts at least twice per year, with more frequent updates as requested or needed. For more information related to our cybersecurity risk management, see the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2024. The TSS Committee focuses on environmental, community relations, and safety risks that may impact the Company. Additionally, the Compensation Committee has adopted a number of practices that are aligned with best governance practices and serve to ensure that the compensation program does not encourage excessive risk-taking. For more details, see the “Compensation Discussion and Analysis” section of this Proxy

Statement. The Charter for the Board and each Board committee is reviewed annually and can be viewed, along with the Company’s Code of Conduct, on the Company’s website at www.ssrmining.com.

Director Service on Board Committees

The table below sets forth the current composition of the Board committees.

	Audit Committee	Compensation and Leadership Development Committee	Corporate Governance and Nominating Committee	Technical, Safety and Sustainability Committee
A.E. Michael Anglin			✓	✓
Rod Antal
Thomas R. Bates, Jr.	✓	Chair
Brian R. Booth	✓			✓
Simon A. Fish		✓	Chair
Leigh Ann Fisher	✓	✓
Alan P. Krusi			✓	Chair
Daniel Malchuk				✓
Kay Priestly	Chair		✓
Karen Swager				✓

Following the Annual Meeting, the Board may consider adjusting committee membership.

Director Attendance at Committee Meetings

Information relating to each director’s attendance at appropriate committee meetings is provided above in the “Election of Directors” section of this Proxy Statement.

Bankruptcies; Corporate Cease Trade Orders

To the knowledge of the Company and based upon information provided by the proposed director nominees, except as disclosed below, none of the Company’s proposed director nominees is, as at the date of this Proxy Statement, or has been, within the 10 years prior to the date of this Proxy Statement: (a) a director, chief executive officer or chief financial officer of any company (including the Company) that, while such person was acting in that capacity (or within a year of that person ceasing to act in that capacity but resulting from an event that occurred while that person was acting in such capacity), (i) was subject of a cease trade order, an order similar to a cease trade order, or an order that denied the company access to any exemption under securities legislation, in each case, for a period of more than 30 consecutive days, or (ii) became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (b) a director or executive of a company that, while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, transaction or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Mr. Bates was a director of Hercules Offshore. Inc. (a U.S. entity listed on the NASDAQ stock market) when it filed for bankruptcy in August 2015. Mr. Krusi was a director of Blue Earth (a U.S. entity listed on the NASDAQ stock market) when it filed for bankruptcy in March 2016. Ms. Priestly was a director of Stone Energy (a U.S. entity listed on the NASDAQ stock market) when it filed for bankruptcy in December 2016.

To the knowledge of the Company and based upon information provided by the proposed director nominees, except for the following, none of the Company’s proposed director nominees has (a) been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or (b) been subject to any penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director nominee.

Procedures for Approval of Related Persons Transactions

Any potential transactions with related persons are reviewed and approved by the Audit Committee, the Compensation Committee for compensation matters, or disinterested members of the Board for transactional matters.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, certain officers and any beneficial owners of more than 10% of the Shares to file reports relating to their ownership and changes in ownership of the Shares with the SEC and NASDAQ by certain deadlines. Based on a review of Section 16 filings with respect to our Company, one Form 4 filed on behalf of Mr. John Ebbett was filed after the applicable reporting deadline due to an administrative error.

Anti-Hedging Policy

Directors, officers, employees, consultants and their respective, immediate family members are prohibited from selling, purchasing or trading of derivative securities of the Company, including put or call options or other derivative securities, which are designed to hedge or offset a decrease in the market value of equity securities granted as compensation or held directly or indirectly. See also “Compensation Discussion and Analysis—Board Oversight and Compensation Governance—Anti-Hedging.”

Ethics & Compliance Training

The Company issues mandatory training on the Company’s Code of Business Ethics & Compliance (“Code of Conduct”) for all directors and employees globally, as well as anti-corruption-specific training for all employees who are managers. These trainings, which are delivered in the employee’s native language, require an attestation by the employee that he or she has read, understood and will comply with the Code of Conduct and the anti-corruption standards. Training for all employees outside of Argentina was conducted online and was completed by 100% of the Company’s managers and over 80% of the wider workforce. Employees in Argentina received training in person. The training includes information on how to access the Company’s global whistleblower hotline, which is available to all employees to enable them to raise issues and potential violations of the Code of Conduct or policies, anonymously, if they wish.

Each year, the Governance Committee reviews the Code of Conduct the process for administering the Code of Conduct and compliance with the Code of Conduct. Any changes to the Code of Conduct are considered by the Board for approval.

The Company has not filed any material change reports during the 2023 financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the Code of Conduct. The Company’s Code of Conduct can be found together with other governance-related documents on the Company’s website at www.ssrmining.com.

DIRECTOR COMPENSATION

The Company establishes director compensation after considering the advice of independent consultants, with a view to establishing compensation that is competitive with similar North American based mining companies. Only non-executive directors are compensated for service on the Board. All non-executive directors receive quarterly cash and equity retainers for their service on the Board. The annual equity retainer is paid in the form of Deferred Share Units (“DSUs”). Directors may also elect to receive all or a portion of their annual cash retainer in DSUs. In addition, the Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. The following summarizes the current compensation arrangements for non-executive directors. Executive directors, including Mr. Antal in his role as Executive Chairman, do not receive compensation for serving on the Board.

2023 Annual Cash Retainer:
Executive Chairman of the Board	$—
Non-Executive Board Members (other than the Chair)	$100,000
Lead Independent Director	$35,000
Chair of Audit Committee	$25,000
Chair of Compensation Committee	$20,000
Chairs of Other Committees	$15,000

2023 Annual Equity Retainer:
Executive Chairman of the Board	$—
Non-Executive Board Members (other than the Chair)	$110,000
Lead Independent Director	$110,000

The Board adopted a DSU plan effective July 1, 2008, as amended from time to time, to more closely align the interests of our directors with the interests of the Shareholders. Under the DSU Plan, DSUs are paid in cash when a director retires from the Board, based on the market value of the Company’s Shares at such time. DSUs are not considered Shares of the Company and, as such, they do not confer the rights to their holders which Shareholders of the Company are normally entitled to; however, dividend equivalent payments will be awarded in respect of DSUs held by a participant on the same basis as dividends declared and paid on Shares as if the participant was a Shareholder of record of Shares on the relevant record date. Our directors may elect to receive all or a portion of their annual cash retainer in DSUs; however, they may not elect to receive any part of their annual equity retainer in cash.

Compensation paid to directors in 2023 is outlined in the below table.

	Fees Earned(1)	Share-Based Awards(2)		All Other Compensation	Total
Name	($)	($)		($)	($)
A.E. Michael Anglin	147,500	140,000	(3)	—	287,500
Rod Antal(4)	—	—		—	—
Thomas R. Bates, Jr.	120,000	110,000	(5)	—	230,000
Brian R. Booth	100,000	110,000	(6)	—	210,000
Simon A. Fish	115,000	110,000	(7)	—	225,000
Leigh Ann Fisher	100,000	110,000	(8)	—	210,000
Alan P. Krusi	115,000	110,000	(9)	—	225,000
Kay Priestly	125,000	110,000	(10)	—	235,000
Karen Swager(11)	95,833	105,417	(12)	—	201,250
____________________
(1) Directors may elect to receive all, a portion, or none of their cash retainer in DSUs. For 2023, our Non-Executive Directors elected to receive the following portion of their cash retainer in DSUs: Mr. Anglin, $147,500; Mr. Booth, $20,000; Mr. Fish, $115,000; Ms. Fisher, $50,000; Ms. Priestly, $25,000; and Ms. Swager, $95,833.

(2) The share-based awards column represents the aggregate grant date fair value of the DSUs that were granted in four equal quarterly installments during the fiscal year as computed in accordance with ASC 718. For each director, the number of DSUs granted was determined by dividing the grant date value of the award by the volume weighted average price ("VWAP") on the NASDAQ for the five trading days immediately preceding the date of grant.
(3) The aggregate number of DSUs held by Mr. Anglin on December 31, 2023 was 239,608
(4) Mr. Antal did not receive compensation for his service as Executive Chairman. For Mr. Antal's compensation as an executive, see the "Summary Compensation Table" section of this Proxy Statement.
(5) The aggregate number of DSUs held by Mr. Bates on December 31, 2023 was 93,355.
(6) The aggregate number of DSUs held by Mr. Booth on December 31, 2023 was 61,185.
(7) The aggregate number of DSUs held by Mr. Fish on December 31, 2023 was 79,991.
(8) The aggregate number of DSUs held by Ms. Fisher on December 31, 2023 was 18,993.
(9) The aggregate number of DSUs held by Mr. Krusi on December 31, 2023 was 91,301.
(10) The aggregate number of DSUs held by Ms. Priestly on December 31, 2023 was 32,718.
(11) Ms. Swager was appointed to the Board effective January 16, 2023, and her compensation was prorated accordingly.
(12) The aggregate number of DSUs held by Ms. Swager on December 31, 2023 was 13,862.

Non-Executive Director Share Ownership Guidelines

The Board has established share ownership guidelines for its non-executive directors. We expect each non-executive director to accumulate at least three (3) times the value of their annual cash retainer in the Shares and/or DSUs, valued based on the greater of the closing market price of the Shares on the TSX, or the value at the time of the grant or purchase. These guidelines are to be satisfied by the date that is five (5) years from the date the applicable director is appointed or elected as a director of the Company. Because Mr. Antal also fills an executive role, his share ownership is discussed in more detail in the “Compensation Discussion and Analysis—Executive Share Ownership Guidelines” section of this Proxy Statement.

Non-Executive Director Share Ownership as of December 31, 2023 is outlined in the below table. We acknowledge there has been a Share price decline since the end of 2023; however, as of the date of this Proxy Statement, all directors continue to be in compliance, or have time to be in compliance, with the Share ownership guidelines.

	Annual Cash Retainer	Minimum Value Required	Common Shares	DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs(1)	Meets Share Ownership Guidelines
Name	($)	($)	(#)	(#)	(#)	($)
A.E. Michael Anglin	147,500	442,500	52,306	239,608	291,914	3,140,995	Yes
Thomas R. Bates, Jr.	120,000	360,000	26,230	93,355	119,585	1,286,735	Yes
Brian R. Booth	100,000	300,000	18,724	61,185	79,909	859,821	Yes
Simon A. Fish	115,000	345,000	—	79,991	79,991	860,703	Yes
Leigh Ann Fisher	100,000	300,000	—	18,993	18,993	204,365	Yes	(2)
Alan P. Krusi	115,000	345,000	25,091	91,301	116,392	1,252,378	Yes
Daniel Malchuk	100,000	300,000	—	—	—	—	Yes	(3)
Kay Priestly	125,000	375,000	—	32,718	32,718	352,046	Yes	(4)
Karen Swager	100,000	300,000	—	13,862	13,862	149,155	Yes	(5)
____________________
(1) Assumes a market value of $10.76 for each share, which is the close price on the NASDAQ as of December 29, 2023.
(2) Ms. Fisher has until March 3, 2027, five (5) years from the date of her election, to meet the Share Ownership Guidelines.
(3) Mr. Malchuk was appointed on January 8, 2024, so he has no share holdings as of December 31, 2023. He has until January 8, 2029, five (5) years from the date of his election, to meet the Share Ownership Guidelines.
(4) Ms. Priestly has until September 16, 2025, five (5) years from the date of her election, to meet the Share Ownership Guidelines.
(5) Ms. Swager has until January 16, 2028, five (5) years from the date of her election, to meet the Share Ownership Guidelines.

PROPOSAL No. 2

Approval, on an Advisory (Non-Binding) Basis, of the Compensation of the Company’s Named Executive Officers Disclosed in the 2024 Proxy Statement

In accordance with Section 14A of the Exchange Act, we are requesting Shareholders’ vote to approve or not approve, on an advisory (non-binding) basis, our executive officer compensation. The Company is committed to continually enhancing our corporate governance practices and endorses a “pay for performance” approach for executive compensation in order to reinforce the linkages between compensation and the Company’s strategic objectives and risk management processes. We believe that a “pay for performance” philosophy achieves the goal of attracting and retaining talented executives by rewarding behaviors that reinforce the Company’s values while also delivering on its corporate objectives, thereby aligning executives’ interests with those of our Shareholders. Given the evolution of the Company, and the importance the Board places on executive compensation, the Board has approved a say on pay advisory vote policy with respect to executive officers. The purpose of the say on pay advisory vote is to give Shareholders the opportunity to vote at each annual Shareholders meeting on the Company’s approach to executive compensation, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Given that the vote is held on an advisory basis, it will not be binding upon the Board or create or imply any additional fiduciary duty for the Company or the Board. However, the Board will consider the outcome of the vote when reviewing and approving executive compensation policies and decisions. The form of resolution that Shareholders will be asked to vote on at the Annual Meeting is as follows:

RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors that the Shareholders accept the approach to executive compensation disclosed in the Company’s information Proxy Statement delivered in advance of the 2024 Annual Meeting of Shareholders.

The Board recommends you vote FOR the compensation of the Company’s named executive officers disclosed in this Proxy Statement. Unless otherwise instructed, the persons designated on the proxy card intend to vote FOR the Company’s approach to executive compensation.

PROPOSAL No. 3

Approval and adoption of the Company’s 2024 Share Compensation Plan, as more particularly described and set forth in this Proxy Statement

Adoption of the 2024 Share Compensation Plan

At the Annual Meeting, Shareholders will be asked to consider and, if deemed appropriate, adopt, with or without variation, an ordinary resolution, as set forth below, approving, ratifying and confirming the Company’s 2024 Share Compensation Plan, a copy of which is set forth in “Appendix B” to this Proxy Statement, and authorizing the Company’s Board of Directors to grant share units which may be redeemed as Shares of the Company up to a maximum of 6,000,000 share units. In addition, the aggregate number of Shares that may be issuable pursuant to the 2024 Share Compensation Plan in combination with the Company’s legacy equity plans shall not at any time exceed 3.75% of the issued and outstanding Shares.

If the 2024 Share Compensation Plan is approved by Shareholders at the Annual Meeting, no additional grants will be made under any legacy equity plans and all outstanding grants under such plans will only remain in place until they are vested, redeemed, or cancelled.

Currently, none of our executives hold any options. Under our current compensation plan, we do not issue options, and similarly, the proposed 2024 Share Compensation Plan will not issue options. The Board made the decision to stop granting options in 2020 due to changes in accounting standards, the complexity of administering options for both the Company and its employees, and to better align the Company’s compensation strategy with its strategic objectives and employee performance.

New Plan Benefits

Future grants under the 2024 Share Compensation Plan, if any, that will be made to eligible participants are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

The terms of the 2024 Share Compensation Plan are substantially similar to the 2021 Share Compensation Plan. However, the number of share units which may be redeemed as Shares under the 2024 Share Compensation Plan has been decreased in relation to that of the 2021 Share Compensation Plan. The following is a summary of the key terms of the 2024 Share Compensation Plan. Defined terms not defined below shall have the meaning ascribed to them in the 2024 Share Compensation Plan. For more detailed information, Shareholders should refer to the full text of the 2024 Share Compensation Plan, a copy of which is attached hereto as “Appendix B”.

2024 Share Compensation Plan Summary
Awards	The 2024 Share Compensation Plan (the “Plan”) provides for the award of Restricted Share Units (“RSU”) and Performance Share Units (“PSU”).
Participant
An employee of the Company or any of its Affiliates to whom an Award has been granted under this Plan. Approximately 2,459 employees are eligible to participate. Notwithstanding, we have only granted equity to 125 employees.

Grant Period/Vesting - RSUs	The Board will determine the vesting criteria applicable to RSUs. Generally, one-third of the awarded RSUs vest on each of the first, second and third anniversaries of the date of grant.
Grant Period/Vesting - PSUs	The Board will determine the vesting criteria applicable to PSUs. Generally, PSUs will cliff vest after 36 months.
Term
The Board will determine the expiry date for RSUs and PSUs, provided that such date may not be later than the earlier of: (i) the date which is the tenth anniversary of the date on which such RSU or PSU was granted; and (ii) the latest date permitted under the applicable rules and regulations of applicable Regulatory Authorities.

Payment/Redemption
At the Board’s sole discretion, the Company shall redeem the RSUs and PSUs by: (i) paying a cash amount equal to the Market Price of the vested RSUs and PSUs on the vesting date; (ii) issuing such number of Shares as is equal to the number of vested RSUs or PSUs; or (iii) purchasing such number of Shares as is equal to the number of vested RSUs or PSUs in the market and delivering them to the participant.

Market Price
The volume weighted average trading price of Shares on the NASDAQ (or any other Stock Exchange on which the majority of the volume of trading of the Common Shares has occurred over the relevant period) over the 30 Trading Days immediately preceding such date.

Dividends
Whenever cash dividends are paid on the Company’s Shares, additional RSUs and PSUs will be credited to a Participant. The additional RSUs and PSUs shall be subject to the same terms and conditions, including vesting and settlement terms, as the corresponding RSUs or PSUs, as the case may be.

Performance Target Milestones	The Target Milestones for each Performance Period will be determined by the Board, in its sole discretion, based on measurable performance criteria established by the Board in advance. The performance achievement of the Target Milestones shall be determined by assigning a percentage from 0% to 200% (or such other range as the Board may determine from time to time) reflecting such performance.
Right to RSUs and PSUs in the Event of a Change of Control	The Plan provides for accelerated vesting in the event of a Change of Control. The Board has the right to make any determinations as it considers appropriate in the circumstances upon a Change of Control to ensure the fair treatment of Participants including with respect to vesting provisions.
Cessation of Entitlements
Participants may cease to be Eligible Persons under the Plan in the event of their termination (for Cause or without Cause), their death, a Disability, or pursuant to their resignation.

If a Participant ceases to be an Eligible Person due to their termination without Cause, certain portions of any unvested RSUs or PSUs granted to such Participant shall vest pursuant to formulas more fully described in the Plan and all vested RSUs and PSUs shall be redeemed immediately in accordance with the Plan. All unvested RSUs and PSUs shall be forfeited and cancelled and cease to be recorded in the Share Unit Account of such Participant as of their Termination Date.

If a Participant ceases to be an Eligible Person due to their termination for Cause (including where such Participant resigns from their employment as an alternative to being terminated for Cause), all of the Participant’s vested outstanding RSUs and PSUs shall be redeemed immediately and any unvested RSUs and PSUs shall be forfeited and cancelled and cease to be recorded in the Share Unit Account of such Participant as of their Termination Date.

If a Participant ceases to be an Elligible Person other than for Cause (or resignation for good reason) within twelve months after a Change of Control, all RSUs and PSUs will immediately vest.

Amendment
The Board may at any time suspend or terminate the Plan and may make certain amendments without Shareholder approval, including amending any vesting provisions, Target Milestones, Performance Periods, expirations dates, or persons eligible to participate in the Plan. Shareholder approval would be necessary to increase the number of Shares or rolling maximum reserved for issuance under the Plan, to amend, remove or exceed the insider participation limit, to extend the term of an Award, to permit the transfer or assignment of RSUs or PSUs other than in accordance with the provisions of the Plan, or to expand the scope of Eligible Persons.

Common Shares Available for Awards
The number of Shares that may be issued pursuant to this Plan, shall not exceed 6,000,000 Shares, provided that the aggregate number of Common Shares that may be issuable pursuant to the Aggregate Plans shall not exceed 3.75% of the then issued and outstanding Shares. Additionally, (i) the aggregate number of Shares issuable to any one (1) Participant pursuant to the Aggregate Plans within any one (1) year period shall not exceed 3.75% of the then issued and outstanding Shares; and (ii) the aggregate number of Shares that (A) are issuable at any time to Participants that are Insiders and (B) that are issued to Participants that are Insiders within any one (1) year period pursuant to the Aggregate Plans shall not exceed 3.75% of the then issued and outstanding Shares.

Assignability of Awards	Awards of RSUs and PSUs are not transferable or assignable, other than pursuant to the Plan in the event of the death, incapacity or infirmity of the Participant.
Availability of Awards
As of the Record Date for this proxy, after taking into account the awards granted under the Aggregate Plans, an aggregate of 8,033,371 awards are available for Grant pursuant to the Plan, representing approximately 3.98% of the Company's issued and outstanding Shares.

The 2024 Share Compensation Plan has been conditionally approved by the Board, NASDAQ and the TSX, subject to Shareholder approval at the Annual Meeting. To be effective, the 2024 Share Compensation Plan must be approved by a majority of the votes cast by the Shareholders present or represented by proxy at the Annual Meeting. If the 2024 Share Compensation Plan is approved at the Annual Meeting, the 2024 Share Compensation Plan will take effect at the close of business on the date of the Annual Meeting.

The Board believes that the approval of the 2024 Share Compensation Plan is in the best interests of the Company and recommends that Shareholders vote FOR the following resolution approving the Company’s 2024 Share Compensation Plan:

BE IT RESOLVED, that the share compensation plan (the “2024 Share Compensation Plan”), a summary of which is set forth in the proxy statement of SSR Mining Inc. (the “Company”) dated April 12, 2024 (the “Proxy Statement”) and a copy of which is attached as “Appendix B” to the Proxy Statement is hereby approved, ratified and confirmed as the share compensation plan of the Company;

FURTHER RESOLVED, that as set forth in the 2024 Share Compensation Plan, a maximum of 3.75% of all of the common shares of the Company’s issued and outstanding from time to time is hereby allotted and reserved for issuance under the 2024 Share Compensation Plan, subject to the limitations set forth therein;

FURTHER RESOLVED, that the Company has the authority to continue granting share units under the 2024 Share Compensation Plan, until May 3, 2027, which is the date that is three (3) years from the date of the Annual Meeting at which such Shareholder approval is being sought.

FURTHER RESOLVED, that any one officer or director of the Company be and is hereby authorized and directed for and on behalf and in the name of the Company to execute, whether under the corporate seal of the Company or otherwise, and deliver all such documents and instruments, and to do or cause to be done all such other acts and things, as may be necessary or desirable to give effect to the foregoing.

The Board recommends you vote FOR the resolutions to approve the 2024 Share Compensation Plan. Unless otherwise instructed, the persons designated on the proxy card intend to vote FOR the resolutions to approve the 2024 Share Compensation Plan.

REPORT OF THE COMPENSATION & LEADERSHIP DEVELOPMENT COMMITTEE

On behalf of the Board, the Compensation Committee is responsible for the review and oversight of the Company’s executive compensation program, to ensure that it aligns with the Company’s strategic objectives and Shareholder value creation. The Compensation Committee reviews the remuneration and benefits of directors and executive management, establishes continuity plans for executives and other key employees, and makes recommendations to the Board as it deems appropriate.

Mr. Rod Antal is appointed Executive Chairman; however, he also serves as the principal executive officer of the Company. For purposes of this Compensation Discussion and Analysis, we refer to this role as the CEO.

Each of the members of the Compensation Committee has experience leading, and/or consulting with, various mining and extractive minerals companies and has a thorough understanding of the competitive environment of recruiting and retaining executive officers in these industries. All of the directors who currently comprise the Compensation Committee are independent according to the independence criteria of NASDAQ and as set forth in National Instrument 58-101 – Disclosure of Corporate Governance Practices for Canadian companies.

Shareholder Outreach

The Compensation Committee is committed to ensuring our executive compensation program is aligned with the performance of the Company and that we provide a forum for active dialogue with our Shareholders. The Company conducts a robust Shareholder outreach effort both before and after our annual Shareholder meeting. This effort includes outreach letters focused on explaining our compensation philosophy as well as a number of in-person meetings with various Shareholders. The Chair of the Compensation Committee and the Chief Legal & Administrative Officer, who is responsible for human resources across the business, attend each of these meetings.

Recommendations

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Company’s Compensation Discussion and Analysis section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The foregoing Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

Submitted by the Compensation and Leadership Development Committee

Thomas R. Bates, Jr., Chair
Simon A. Fish
Leigh Ann Fisher

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of our executive compensation program for 2023 and is intended to be read in conjunction with the executive compensation tables that immediately follow, which provide further compensation information. All compensation information is presented as of December 31, 2023.

Compensation Philosophy

The Company’s overarching goal in setting executive compensation is to provide competitive compensation with a view to attract, motivate and retain highly qualified executive officers capable of achieving both the Company’s strategic and short-term performance objectives while ultimately creating and preserving long-term Shareholder value. This is accomplished with the following:

•Market competitive positioning relative to peers balanced by compensation arrangements that are internally equitable, reflecting that the Company’s executives function as an integrated team;

•Controlling G&A expenses by streamlining senior executive positions, with each NEO (as defined below) managing a significant portfolio of responsibilities;

•Focus on “at-risk” compensation: a significant portion of NEO compensation is delivered in variable incentive compensation that is tied to the Company’s financial and operational performance; and

•Minimize excessive or inappropriate risk-taking behavior with a focus on long-term compensation and significant share ownership guidelines. The largest component of incentive compensation for NEOs is delivered through long-term incentives with vesting periods of three (3) years.

What We Do
✓	We pay for performance	✓	We maintain a robust clawback policy
✓	We regularly review compensation	✓	We conduct an annual Say-on-Pay advisory vote
✓	We promote retention with equity awards that vest over three years	✓	We have an anti-hedging policy and an insider trading policy
✓	We have a double-trigger severance and equity vesting upon a change of control	✓	We have director and executive officer share ownership guidelines
✓	We design our compensation plans to mitigate undue risk-taking	✓	We have an independent Compensation and Leadership Development Committee, with all members being independent directors

What We Do Not Do
✗	We do not guarantee incentive compensation	✗	We do not grant options
✗	We do not reprice underwater options	✗	We do not provide tax gross ups to executives

Named Executive Officers

The following table lists our named executive officers (“NEOs”), their ages and a description of their business expertise, including positions held within SSR Mining and its predecessors. The NEOs are presented as of December 31, 2023, which is prior to the implementation of the leadership transition described below.

On March 8, 2024, the Company announced a reorganization of key roles and responsibilities within its leadership team. As part of this reorganization, the Company appointed Michael J. Sparks, previously Executive Vice President, Chief Legal and Administrative Officer of the Company, as Executive Vice President, Chief Financial Officer, effective March 7, 2024. Mr. Sparks is retaining his responsibilities over legal and compliance. In addition, effective March 7, 2024, F. Edward Farid, previously Executive Vice President, Chief Corporate Development Officer, has been appointed to Executive Vice President, Chief Strategy Officer. Finally, effective March 7, 2024, Alison White, previously Executive Vice President, Chief Financial Officer, left the Company to pursue other opportunities. The terms of Ms. White’s departure are detailed in her separation agreement, which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the first quarter of 2024.

There are no family relationships between any of our directors and NEOs, by blood, marriage or adoption.

Rod Antal	Executive Chairman
Age: 58
Mr. Antal was appointed Executive Chairman of SSR Mining in June 2023. Previously, Mr. Antal serviced as President and Chief Executive Officer and a member of the Board of SSR Mining following the merger with Alacer Gold in September 2020. Prior to the merger, Mr. Antal held the position of President and Chief Executive Officer with Alacer Gold since August 2013 and prior to that, he served as Alacer’s Chief Financial Officer from May 2012 to August 2013. Mr. Antal has over 30 years of global mining experience in various mineral and metal businesses, including precious metals. This experience spans both corporate roles and at various mine operating sites. Mr. Antal began his mining career working for Placer Dome in Papua New Guinea and then nearly 15 years within the Rio Tinto Group where he held various senior management positions.

Alison White	Executive Vice President – Chief Financial Officer
Age: 44
Alison White was appointed Executive Vice President, Chief Financial Officer of SSR Mining in March 2021 and her employment with the Company ended in March 2024. She oversaw accounting, finance, treasury, information technology and enterprise risk management. Alison has over 20 years of experience as a versatile finance professional with a track record of success in financial and operational roles. Prior to joining SSR Mining, Alison held various corporate and regional roles at Newmont Mining including serving as the Regional Chief Financial Officer for North America. Prior to joining Newmont, she was the Vice President of Internal Audit for a global water and natural resources engineering firm. Alison has leadership and financial experience across various industries holding roles at MWH Global (now Stantec), KPMG, ConAgra Foods, Sun Microsystems and Ernst and Young. Alison has a B.S. in Finance from the University of Colorado, Boulder, and a Master’s degree with an emphasis in accounting and is a licensed Certified Public Accountant.

F. Edward Farid	Executive Vice President – Chief Corporate Development Officer
Age: 39
F. Edward Farid was appointed Executive Vice President, Chief Corporate Development Officer of SSR Mining in September 2020. Edward is responsible for the company’s strategy, M&A activities, commercial negotiations and investor relations functions. Edward previously served as the Senior Vice President, Business Development and Investor Relations for Alacer Gold since May 2017. He has nearly two decades of experience in mergers and acquisitions, business strategy and capital markets. Before joining Alacer Gold, Edward was a senior officer in the Metals and Mining group at Credit Suisse. In his capacity as an investment banker, he advised leaders in the mining sector on a variety of transactions including acquisitions, divestitures, joint ventures, streaming transactions, fairness opinions, defense advisory, and debt and equity financings. Edward holds a Bachelor of Commerce degree in Finance from McGill University in Canada.

Michael J. Sparks	Executive Vice President – Chief Legal and Administrative Officer
Age: 42	Michael Sparks was appointed Executive Vice President, Chief Legal and Administrative Officer & Corporate Secretary of SSR Mining in September 2020. Michael has global responsibility for the Company’s legal, human capital and administration functions. Previously, Michael served as the Chief Legal Officer for Alacer Gold Corp. since 2012. Michael has more than ten years of international legal and management experience, primarily in the natural resources industry. Before joining Alacer Gold, Michael worked at King & Spalding LLP in Houston, Texas and subsequently at Davis Graham & Stubbs LLP in Denver, Colorado. He holds a Bachelor’s degree in Human Resource Management from Utah State University, a Juris Doctorate degree from Vanderbilt University Law School, and a Master of Business Administration from the University of North Carolina Kenan-Flagler Business School.

William MacNevin	Executive Vice President – Operations and Sustainability
Age: 58
William (Bill) MacNevin was appointed Executive Vice President, Operations and Sustainability of SSR Mining in January 2023. Bill has over 35 years of international experience in the mining industry, having held senior operational and corporate roles across Placer Dome, Newmont and most recently Barrick Gold. He has worked in Papua New Guinea, Australia, Tanzania, Zambia, Peru, Dominican Republic, Argentina and USA. Prior to joining SSR Mining Bill held the position of Processing and Engineering Lead for Barrick Gold which came after he worked as the Executive General Manager of the Pueblo Viejo Joint Venture. Bill’s previous roles include CEO of Barrick Nevada and General Manager at Lumwana, among other senior positions. Bill attended James Cook University and received a Graduate Diploma in Mineral Processing Technology from Latrobe University.

Board Oversight and Compensation Governance

On behalf of the Board, the Compensation Committee is responsible for the review and oversight of the Company’s executive compensation program, to ensure that it aligns with the Company’s strategic objectives and Shareholder value creation. The Compensation Committee’s purpose, with respect to compensation matters, is to review the remuneration and benefits of directors and executive management, to establish a plan of continuity for executives and other key employees, and to make recommendations to the Board as it deems appropriate.

The Board has overall responsibility for the oversight of the Company’s risk management plans, policies and practices. The Compensation Committee is responsible for overseeing compensation policies and practices to ensure incentives do not encourage executives to take risks that would be reasonably likely to have a material adverse effect on the Company. The Compensation Committee has adopted a number of practices that are aligned with best governance practices and serve to ensure that the compensation program does not encourage excessive risk-taking. The Company has adopted the following governance programs to assist in the management of its compensation program:

▶ Say on Pay and Shareholder Engagement: The Company has voluntarily adopted an annual say on pay vote to strengthen shareholder engagement and conducts an extensive shareholder outreach program.

▶ External Independent Advice: The Compensation Committee engages an independent compensation consultant to provide an external perspective on market and best practices, governance and regulation, and compensation pay levels and practices.

▶ Peer Group Benchmarking: The Company benchmarks compensation against a comparator group of similarly sized and situated mining companies, as described in more detail in the “Compensation Decision-Making Process” section of this Proxy Statement, below.

▶ Anti-Hedging: NEOs are prohibited from selling, purchasing or trading of derivative securities of the Company, including put or call options or other derivative securities, which are designed to hedge or offset a decrease in the market value of equity securities granted as compensation or held, directly or indirectly, by the NEO.

▶ Executive Incentive Compensation Recoupment Policy (“Clawback Policy”): The Company has revised its Clawback Policy to align with the final clawback rules adopted by the SEC in October 2022. Under the revised Clawback Policy, except in very limited circumstances defined by the SEC rules, the Company requires the reimbursement of any performance-based incentive compensation paid to a current or former executive officer in the event of a financial statement restatement that either corrects an error that is material to previously issued financial statements, or corrects an error that would result in a material misstatement if the error were corrected, or left uncorrected, in the current period. Under the Clawback Policy, the Company will recoup incentive compensation received during the three (3) fiscal years preceding the restatement which is in excess of the compensation that would have been paid to the executive under the restatement. The Clawback Policy also provides for an additional discretionary clawback if an executive officer commits certain bad acts set forth in the policy, even if such bad acts do not result in a restatement. A copy of the Company’s Clawback Policy is attached as an exhibit to the Company’s Annual Report on Form 10-K.

▶ Robust Insider Trading Policy: The policy restricts executives, the Board and certain other officers and employees from trading, directly or indirectly, in the Company’s securities or in derivatives related to the Company’s securities during times when “material information” concerning the Company exists that has not been disseminated. The Company’s Insider Trading Policy is available on the Company’s website and is also attached as an exhibit to the Company’s Annual Report on Form 10-K.

▶ Conflicts of Interest: Directors and executives are required to disclose any potential conflict of interest in any issue brought before the Board and must refrain from participating in any discussion and voting on the matter. Any potential conflict of interest is resolved by directors or executives, as applicable, independent of such conflict.

Compensation-Related Risk

A significant portion of NEO compensation is delivered in variable incentive compensation that is tied to the Company’s financial and operational performance and personal performance objectives. The Company’s incentive programs are designed to motivate high performance and deliver value to executives that is aligned with Shareholders while also effectively recognizing, and mitigating, risk. Examples of these designs include:

▶ Capped Incentive Opportunities; No Guaranteed Minimums. Annual short-term incentive compensation is capped at two times target. Long-term incentive awards track the share price, cap the performance multiplier at two times target and include the possibility of zero payout.

▶ Relative Performance Measurement. A significant portion of our NEOs’ long-term incentive opportunity is based on the Company’s total shareholder return (“TSR”) performance relative to its industry peers, ensuring that executive compensation aligns to long-term share performance.

▶ Vesting Periods. Long-term incentive awards vest over a three-year period.

▶ Stress-testing Outcomes. Actual and potential performance scenarios are analyzed to ensure that the value of the incentive awards granted to NEOs is appropriately linked to performance and value created for Shareholders.

The Compensation Committee also conducted a thorough risk assessment with its outside advisers to determine if our executive compensation programs and practices are reasonably likely to have a material adverse effect on the Company. No material risks were identified.

Compensation Decision-Making Process

The Compensation Committee receives advice from its independent compensation consultant and reviews competitive compensation data on a regular basis to help inform pay decisions and program changes for the following fiscal year, but ultimately relies on its own independent judgment in determining compensation arrangements for NEOs. The Compensation Committee approves compensation adjustments by taking into consideration competitive market data, corporate and individual performance, succession plans and other factors, as appropriate.

NEO compensation, other than that of the CEO, is recommended by the CEO and reviewed and approved by the Compensation Committee. The compensation of the CEO is recommended by the Compensation Committee and approved by the Board, in each case without the CEO present during discussions and voting. The Compensation Committee also reviews and recommends performance targets related to the annual and long-term incentive programs for approval by the Board each year.

Peer Group

We believe that NEO compensation should align with the Company’s size and operational characteristics. Each year the Compensation Committee benchmarks the compensation of its NEOs against a peer group comprised of mining companies that are generally of similar size (revenue and market capitalization), operate with a similar geographic span and are at the same stage of development as the Company. As part of our normal practice and in consultation with our independent compensation consultant, the Compensation Committee regularly reviews compensation levels and compensation programs for our NEOs against compensation levels of the comparator companies. Our peer group for 2023 consists of the following companies:

Peer Group
Agnico Eagle Mines Limited	Eldorado Gold Corporation	Kinross Gold Corporation
Alamos Gold Inc.	Endeavour Mining Corporation	Newcrest Mining Limited
B2Gold Corp.	Equinox Gold Corp.	OceanaGold Corporation
Centerra Gold Inc.	Hecla Mining Corporation	Pan American Silver Corp.
Coeur Mining Inc.	IAMGOLD Corporation

Our peer group was adjusted in 2023 to remove Yamana Gold Inc. as a result of its acquisition by Pan American Silver Corp. In place of Yamana Gold Inc., the Company has added Coeur Mining to its peer group. The Company reviews the peer companies list annually, recommending any changes for consideration and approval by the Compensation Committee. The competitive market data is one input the Compensation Committee considers in making pay decisions for NEOs, in addition to a number of incumbent-specific considerations.

Compensation Consultants

Compensation Advisory Partners has been retained by the Compensation Committee to be the Company’s independent compensation advisor and reports to the Chair of the Compensation Committee. Compensation Advisory Partners provides independent advice on compensation matters and input on the Company’s compensation philosophy and programs. Compensation Advisory Partners also completes the competitive compensation benchmarking for the Company’s executives and directors and assists with governance and disclosure matters. The Board has determined that Compensation Advisory Partners does not have any conflicts of interest with the Company or the Board. The Company transitioned to Compensation Advisory Partners in June 2023, and paid $113,395 in fees for the services provided since June 2023, all of which represented executive compensation-related fees. Prior to retaining Compensation Advisory Partners, the Company’s compensation advisor was Meridian Compensation Partners, and paid $25,345.38 for the services provided in the first half of 2023. The bulk of the Company’s needs for compensation advisement arises in the second half of the year, which accounts for the variance in fees paid.

Say on Pay

The Board believes in continually enhancing our corporate governance practices and values the Shareholder perspective. Accordingly, we provide Shareholders the opportunity to vote on the Company’s approach to executive compensation through an annual “Say on Pay” advisory vote. At the Company’s 2023 annual meeting, 89.53% of shares voted were in favor of the Company’s non-binding resolution on executive compensation. This result is substantially similar to the approval rate over the previous five years and evidences strong Shareholder support for the Company’s executive compensation program.

Elements of Compensation

The Company’s executive compensation plan is designed to emphasize share ownership and at-risk compensation. For 2023, compensation for NEOs consisted of:

•a competitive base salary,
•an annual incentive opportunity,
•long-term incentives in the form of PSUs and RSUs,
•standard retirement and insurance benefits paid to all employees in their domiciles, and
•de minimis perquisites.

The design of the annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure performance is focused on long-term value creation and does not encourage the taking of short-term risks at the expense of long-term results.

The charts on the right set forth the relative weighting of the target compensation package for our President and CEO and the average of our other NEOs.

CEO Compensation
19%
22%
58%
80%
Base Salary
Target STI
Target LTI
At Risk

Percentages do not total 100% due to rounding adjustments.

Other NEOs
31%
23%
46%
69%
Base Salary
Target STI
Target LTI
At-Risk

Base Salary

Base salary is an element of fixed compensation that is competitive in the marketplace and intended to attract and retain individuals who can contribute to our growth as an operating mining company. Individual base salary recommendations for each NEO are primarily based on the experience of the executive officer, past performance, anticipated future contribution, internal value of the executive officer’s position and comparisons to the base salaries offered by comparable North American based mining companies, as well as other relevant considerations. These salaries were as of December 31, 2023:

NEO	2023	2022	Percentage Change
Rod Antal	1,075,000	1,000,000	8%
Alison White	550,000	525,000	5%
F. Edward Farid	550,000	515,000	7%
Michael J. Sparks	540,000	500,000	8%
Bill MacNevin(1)	525,000	—	—%
____________________
(1) Mr. MacNevin joined the Company effective January 1, 2023.

Mr. Antal has not received any additional compensation for his service on the Board and he has not, and will not, receive any additional compensation for his continued service as the Executive Chairman. Mr. Antal will be paid solely in his capacity as CEO.

Short-Term Incentive Compensation

Short-term incentive compensation (“STI”) awards are based on the Company’s financial and operational results, as well as individual performance. Each NEO’s target awards are expressed as a percentage of base salary, while performance results are weighted between company goal achievement and personal goal achievement. The

CEO’s performance results are weighted 100% on company performance. The performance results for the other NEOs are weighted 80% on company performance and 20% on personal performance.

Actual payouts under the STI plan could range from zero to two times an executive’s target incentive opportunity, based on the achievement of performance goals. For 2023, the following table illustrates the minimum, target, and maximum payout opportunity for each NEO:

	% of Salary
NEO	Minimum	Target	Maximum
Rod Antal	0%	115%	230%
F. Edward Farid	0%	75%	150%
Alison White	0%	75%	150%
Michael J. Sparks	0%	75%	150%
Bill MacNevin	0%	75%	150%

No changes were made to the NEOs’ STI minimum, target, and maximum payout opportunities in 2023 as compared to those in 2022.

Long-Term Incentive Compensation

The Company’s long-term incentive program is designed to align executive compensation with the Company’s long-term performance and consists of annual grants of PSUs (60% weight) and RSUs (40% weight). Each NEO is eligible for a target annual long-term incentive plan (“LTIP”) award expressed as a percentage of base salary. The following table illustrates the 2023 LTIP opportunities for each NEO:

	Target Award (% of salary)
NEO	PSUs	RSUs	Total
Rod Antal	180%	120%	300%
Alison White	90%	60%	150%
F. Edward Farid	90%	60%	150%
Michael J. Sparks	90%	60%	150%
Bill MacNevin	90%	60%	150%

No changes were made to the NEOs’ LTIP opportunity percentages in 2023 as compared to those in 2022.

PSUs represent notional units that track the market value of the Company’s Shares during the vesting period, providing strong alignment with Shareholder interests. PSU performance metrics expand beyond TSR relative to the Company’s compensation peer group to also include gold production and a return on capital invested metric thereby strengthening the link between compensation and sustainable long-term performance. PSU awards cliff vest after three years and are subject to three-year performance objectives. The Board has determined that vested PSU awards will be redeemed in cash.

RSUs also represent notional units that track the market value of the Company’s Shares. RSU awards are intended to provide a highly retentive element of compensation and are time-based, vesting one-third each year over a three-year period. The Board has determined that vested RSUs will be redeemed in Shares.

From time to time, the Compensation Committee may approve special incentive programs for the Company’s executives in the form of project-related grants of RSUs, PSUs or a cash incentive. These incentive programs are reserved for significant projects and performance results are tied to specific project milestones, such as project capital, timeline delivery, etc. Prior to approving a project-based incentive program, the Compensation Committee considers the program’s alignment with Shareholder interests and the Company’s goals and performance.

Benefits and Perquisites

NEOs are eligible for benefits provided to all salaried employees, including health care coverage and life/disability insurance protection. Generally, it is not the practice of the Company to provide NEOs with perquisites including housing and/or car allowances. However, on a case-by-case basis, the Company may provide such benefits if required to attract key executives.

2023 Compensation Results

STI Compensation Results

The Board approves STI performance objectives each year based upon the recommendation of the Compensation Committee. When setting the objectives, the Board strives to make them challenging but achievable. The Compensation Committee receives reports at each regularly scheduled meeting on the progress towards achievement of the corporate objectives and consults with other Board committees on performance related to various STI objectives as appropriate. The design of the STI performance framework relies on a balanced scorecard addressing key categories of safety, environmental and sustainability, production and costs, and strategic initiatives. The strategic initiatives for the Company are set by the Board annually, prior to the start of the applicable calendar year, and may include, among others, growth in production, reduction in costs, reserve and resource growth, new asset discovery and rationalizing the asset portfolio.

The achievement of STI performance objectives are evaluated in respect of each applicable calendar year, with final results measured as of December 31 of the applicable calendar year. The results for the 2023 Company STI metrics take into account achievements of the Company during the 2023 calendar year, during which the Company achieved production guidance and record gold ounces produced at our Marigold mine operation and record silver ounces produced at our Puna mine operation. The Company delivered strong capital returns to Shareholders, and completed the year with a strong balance sheet, including a substantial cash balance and an increased revolving credit facility. Safety performance at our operation sites also improved in 2023 as compared to 2022 with the development of new site safety plans, including prevention and incident reporting, and a stronger focus on employee engagement in safety discussions. With respect to the strategic component of the 2023 Company STI metrics, the Company delivered on multiple strategic goals, including strong near-mine exploration success, refreshed mineral reserve and resource figures, and updated technical report summaries for all material assets.

The Board also considered several strategic transactions completed by the Company during the 2023 calendar year, including the Company’s entry into agreements to sell its Sunrise Lake Property and San Luis Project for a 4% net smelter return royalty on each project, and the reinvestment of non-core asset-sale proceeds in high return and low capital intensity projects such as the acquisition of an interest in, and operational control of, the Hod Maden gold-copper development.

As a result, the Company STI metrics scorecard resulted in a 77.59% payout.

The Çöpler Incident occurred after the 2023 Company STI metrics were measured and will, therefore, be considered in the Board’s evaluation of the 2024 Company STI results.

The results for the 2023 Company STI metrics are illustrated in the following table:

2023 STI Goal	Metric Weight	Threshold(1) Goal (50%)	Target Goal (100%)	Stretch Goal (200%)		2023 Performance	2023 Payout %
Safety
TRIFR(2)	5%	TRIFR - 2021 2.47	TRIFR - 2021 5% reduction 2.35	TRIFR - 2021 10% reduction 2.22		2.1	10.00%
Leadership in the Field (LIF)(3)	5%	Quality LIF training completed. >90% of interactions completed against target (Approximately 46,000)(3)	100% of interactions completed against target (Approximately 51,000)(3)	135% of interactions completed against target (Approximately 69,000)(3)		78,697	10.00%
Environmental & Sustainability		Threshold(1) Goal (50%)	Target Goal (100%)	Upper Target (150%)
Improving Environmental Performance	5%	>70% of Water Management Plan Complete	>85% of Water Management Plan Complete	>100% of Water Management Plan Complete		100%	10.00%
Sustainability	5%	Maintain local employment and procurement opportunities at 2022 baseline levels	Increased local employment and/or procurement opportunities by 5%	Increased local employment and procurement opportunities by 5%		Increased local employment and procurement opportunities by 5%	10.00%
Production and Costs		Threshold(1) Goal (50%)	Target Goal (100%)	Upper Target (150%)	Stretch Goal (200%)
Gold-Equivalent Ounces Produced (100% basis)	30%	700,000 (Lower Guidance)	740,000 (Mid-point Guidance)	780,000 (Upper Guidance)	810,000 (Upper Guidance plus 30,000 ounces)	706,894	17.59%
AISC per ounce (IFRS basis)(4)	30%	$1425/ounce (Upper Guidance)	$1395/ounce (Mid-point Guidance)	$1365/ounce (Lower Guidance)	$1335/ounce (Lower Guidance minus $30/ounce)	$1,461/ounce	0.00%
Strategic		Threshold(1) Goal (50%)	Target Goal (100%)	Upper Target (200%)
As defined by the Board(5)	20%	Board determination at year end	Board determination at year end	Board determination at year end		100%	20.00%
Total	100%						77.59%
____________________
(1) If actual Company performance falls between the Threshold Goal and Target Goal or between the Target Goal and the Stretch Goal performance categories, the actual performance will be calculated based upon a straight line interpolation.
(2) If fatality occurs at any company location, the TRIFR metric defaults to 0.
(3) Number of interactions based on organizational structures and defined metrics.
(4) AISC is a non-GAAP measure. For an explanation of the calculation, please refer to “Appendix A” attached to this Proxy Statement.
(5) Annually, the Board determines a set of key strategic initiatives for the Company. These initiatives may include metrics around resource replacement, system efficiencies, talent development, or other transformational initiatives. These strategic initiatives are reviewed and evaluated as part of the year-end process and are discussed briefly above.

The individual performance component for each NEO consisted of financial and operational measures specific to each NEO’s area of responsibility. These may include, but are not limited to, production, project management, cost reduction, health and safety, organizational development, and other strategic objectives. The CEO reviewed individual performance for the other NEOs and recommended to the Compensation Committee an individual performance factor ranging from 0% - 200% of target.

	Corporate				Individual			2023 Score
NEO	Weight		Score		Weight		Score	(% of Target)
Rod Antal	100%	X	77.59%	+	N/A	X	N/A	77.59%
Alison White	80%		77.59%		20%		70%	76.07%
F. Edward Farid	80%		77.59%		20%		105%	83.07%
Michael J. Sparks	80%		77.59%		20%		100%	82.07%
William MacNevin	80%		77.59%		20%		115%	85.07%

LTI Compensation Results

The 2021 PSU performance metrics consist of three equally weighted metrics: gold-equivalent ounces produced, return on investment (“ROI”) and relative total shareholder return. Each metric is measured over the applicable three-year performance period. The production and cost metrics measure performance against the weighted average of the three (3) one-year budgets. The ROI metric measures the Company’s investment return over the performance period against a target percentage set by the Board at the time of grant. The relative TSR measures the stock price performance over the performance period relative to our peer group. The table below outlines the results of the performance metrics for the 2021 PSU Awards over the performance period ended on December 31, 2023 (the “2021 PSUs”). The 2021 PSUs vest on January 1, 2024.

LTI Performance Metric	Target	Performance	Weighting	Result	Weighted Result
Production (1/3)
2021	760,099	794,456	33.609%	145.201%	48.801%
2022	740,536	623,819	32.744%	0.000%	0.000%
2023	760,957	706,894	33.647%	28.954%	9.742%
Total	2,261,592	2,125,169	100%		58.543%
	Production Score Achieved				19.51413819
ROI (1/3)
2021	—	—	33.333%	200%	66.667%
2022	—	—	33.333%	0.000%	0.000%
2023	—	—	33.333%	200%	66.667%
Total			99.999%		133.334%
	ROI Score Achieved				44.44422222
TSR (1/3)	<25 Percentile	50 Percentile	>75 Percentile	Percentile Achieved	Score Achieved
	0%	100%	200%	14.3%	0.000%
	TSR Score Achieved				0.000
PSU Score Achieved					63.96%

The performance metrics outlined above equate to a 63.96% performance score for the 2021 PSUs. For the NEOs who were granted PSUs in 2021, the following table sets out the actual payouts to be made after such PSUs vest.

	2021 PSU Grants	Vest Date 30-Day VWAP	Vest Date Value	FX Rate	Vest Date Value	Performance Score	Payout Value
Name	(#)	(C$)	(C$)	($)	($)	(%)	($)
Rod Antal	91,579	15.017	1,375,242	0.7561	1,039,820	63.96	665,069
Alison White	50,737	15.017	761,918	0.7561	576,086	63.96	368,465
F. Edward Farid	24,068	15.017	361,429	0.7561	273,277	63.96	174,788
Michael J. Sparks	22,596	15.017	339,324	0.7561	256,563	63.96	164,098

Executive Share Ownership Guidelines

We strongly support Share ownership by our executives and the Board reviews our Share ownership guidelines annually. Each NEO is expected to reach a prescribed level of Share ownership within five (5) years from their date of hire or appointment based on their role. The CEO is expected to own Shares representing at least five times his or her annual base salary; all other NEOs are expected to own Shares representing at least two times their respective annual base salaries. In addition to Shares beneficially owned, the full value of RSUs held by an executive officer are included when determining the value of Shares held by an executive. Executive officers are expected to use the after-tax cash proceeds from the exercise of options or the redemption of vested PSUs and RSUs to achieve their share ownership requirement.

NEO Share Ownership as of December 31, 2023 is outlined in the below table. We acknowledge there has been a Share price decline since the end of 2023; however, as of the date of this Proxy Statement, all NEOs continue to be in compliance, or have time to be in compliance, with the Share ownership guidelines.

	Base Salary	Shareholding Requirements	Common Shares Beneficially Owned	Number of RSUs Subject to Vesting	Number of PSUs(1) Subject to Vesting	Value of Total Holdings(2)	Shareholding Requirements Met
NEO	($)	($)	(#)	(#)	(#)	($)
Rod Antal	1,075,000	5,375,000	691,505	153,641	162,946	10,847,064.54	Yes
Alison White	550,000	1,100,000	16,666	45,683	55,681	1,270,002.80	Yes
F. Edward Farid	550,000	1,100,000	76,625	39,525	42,089	1,702,646.26	Yes
Michael J. Sparks	540,000	1,080,000	102,268	38,445	40,661	1,951,584.24	Yes
Bill MacNevin	525,000	1,050,000	—	91,482	16,011	1,156,624.68	Yes
____________________
(1) Pursuant to our Share Ownership Guidelines, 50% of granted PSUs are included in the calculation to meet the guidelines.
(2) Assumes a market value of $10.76 for each share, which is the close price on the NASDAQ as of December 29, 2023.

Employment Agreements

The Company has employment agreements with each of the NEOs, which provide for participation in any bonus or incentive compensation plans that are available to senior management, as well as participation in any long-term incentive programs introduced for senior management. Termination payments in these agreements may be suspended or terminated if the NEO breaches any of the restrictive covenants in the agreement. For a description of the severance benefits provided in the employment agreement, see the narrative description following the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation granted and/or earned by our NEOs for the 2023, 2022, and 2021 fiscal years.

		Salary		Share-Based Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total Compensation
Name and Principal Position	Year	($)		($)	($)	($)		($)
Rod Antal	2023	1,075,000		3,225,000	959,206	26,400	(3)	5,285,606
Executive Chairman	2022	1,000,000		3,000,000	586,500	24,400		4,610,900
	2021	932,000		2,796,000	1,821,202	23,200		5,572,402
Alison White(4)	2023	550,000		825,000	313,797	26,400	(3)	1,715,197
Executive Vice President &	2022	525,000		787,500	251,213	24,400		1,588,113
Chief Financial Officer	2021	302,888	(5)	1,200,000	500,808	23,200		2,026,896
F. Edward Farid	2023	550,000		825,000	342,672	23,704	(3)	1,741,376
Executive Vice President &	2022	515,000		772,500	254,153	22,379		1,564,031
Chief Corporate Development Officer	2021	490,000		735,000	617,164	39,200		1,881,364
Michael J. Sparks	2023	540,000		810,000	332,392	26,400	(3)	1,708,792
Executive Vice President &	2022	500,000		750,000	239,250	24,400		1,513,650
Chief Legal and Administrative Officer	2021	460,000		690,000	575,929	47,717		1,773,646
Bill MacNevin	2023	525,000	(6)	1,837,500	334,971	9,900	(3)	2,707,371
Executive Vice President	2022	—		—	—	—		—
Operations and Sustainability	2021	—		—	—	—		—
____________________
(1) The amounts in this column represent the USD fair value of the RSUs and/or PSUs on the grant date computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The assumptions made, if any, when calculating the amounts in this column are found in Note 7 to the Consolidated Financial Statements of SSR Mining Inc. and its subsidiaries, as filed with the SEC on Form 10-K for 2021. The amounts reported in the Summary Compensation Table for the PSUs are the value at the grant date as determined in accordance with ASC 718, which assumes a payout at target. The maximum value of the PSUs is 200% of target.
(2) The amounts in this column represent STI plan awards.
(3) Amount includes the Company’s matching contribution portion of the NEOs voluntary contributions to the 401(k) plan and group RRSP.
(4) Ms. White's employment with the Company ended effective March 7, 2024. The terms of Ms. White’s departure are detailed in her Separation Agreement, which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the first quarter of 2024, which will be filed with the SEC and will be available on the Company’s page on EDGAR (www.sec.gov/edgar.shtml).
(5) Ms. White joined the Company effective March 31, 2021 and her compensation for 2021 was prorated accordingly.
(6) Mr. MacNevin joined the Company effective January 1, 2023.

Grants of Plan-Based Awards

The table below presents information regarding incentive-based awards granted to each NEO during the year ending December 31, 2023, including the short-term incentive plan and the Company’s share-based compensation plans.

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of stock or units	Grant date fair value of stock and option awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Rod Antal
2023 STI	—	0	1,236,250	2,472,500				—
2023 PSU (payable in 2026)	7-Mar-23				0	129,196	258,392	—	1,935,000	(3)
2023 RSU	7-Mar-23							86,130	1,290,000	(3)
Alison White
2023 STI	—	0	412,500	825,000				—
2023 PSU (payable in 2026)	7-Mar-23				0	33,050	66,100	—	495,000	(3)
2023 RSU	7-Mar-23							22,033	330,000	(3)
F. Edward Farid
2023 STI	—	0	412,500	825,000				—
2023 PSU (payable in 2026)	7-Mar-23				0	33,050	66,100	—	495,000	(3)
2023 RSU	7-Mar-23							22,033	330,000	(3)
Michael J. Sparks
2023 STI	—	0	405,000	810,000				—
2023 PSU (payable in 2026)	7-Mar-23				0	32,449	64,898	—	486,000	(3)
2023 RSU	7-Mar-23							21,632	324,000	(3)
Bill MacNevin
2023 STI	—	0	393,750	787,500				—
Sign-On RSU Grant	1-Jan-23							68,749	1,050,000	(4)
2023 PSU (payable in 2026)	7-Mar-23				0	31,547	63,094	—	472,500	(3)
2023 RSU	7-Mar-23							21,031	315,000	(3)
____________________
(1) Amounts shown represent threshold, target and maximum amounts for 2023 STI bonuses, which are paid in cash. STI bonuses have a threshold payout of zero and a maximum payout of 200%. Actual amounts earned are shown in Summary Compensation Table.
(2) At the time of settlement, PSUs are redeemed in cash and that cash value is multiplied by the performance percentage, which has a threshold payout of zero and a maximum payout of 200%.
(3) Market value at the time of grant was $14.98 for each share, which is the 30-day volume weighted average price ("VWAP") on the NASDAQ.
(4) Market value at the time of grant was $15.27 for each share, which is the 30-day volume weighted average price ("VWAP") on the NASDAQ.

The Company has entered into employment agreements with each of our NEOs. In addition to providing for participation in the Company benefit plans in effect from time to time, these agreements provide for an annual base salary as described above, as well as eligibility to receive an annual performance bonus and equity award based on a percentage of base salary. The target and maximum annual bonus opportunities available to each NEO per their employment agreement is described in “Compensation Discussion and Analysis – Elements of Compensation – Short-Term Incentive Compensation.”

Each employment agreement also provides for certain payments upon a “qualifying termination,” as well as post-employment restrictive covenants. The material elements of these provisions are described below under “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes all option-based and share-based awards outstanding at the end of December 31, 2023.

			Share-based awards(1)
			Number of shares or units that have not vested	Market value of shares or units of stock that have not vested(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(2)
Name	Grant Date		(#)	($)	(#)	($)
Rod Antal	1-Jan-21	(3)	20,356	219,031
	7-Mar-22	(4)	45,856	493,411
	7-Mar-23	(5)	87,429	940,736
	1-Jan-21	(6)	91,579	985,390
	7-Mar-22	(7)			103,167	1,110,077
	7-Mar-23	(8)			131,145	1,411,120
Alison White	31-Mar-21	(9)	11,280	121,373
	7-Mar-22	(4)	12,038	129,529
	7-Mar-23	(5)	22,365	240,647
	31-Mar-21	(10)	50,737	545,930
	7-Mar-22	(7)			27,078	291,359
	7-Mar-23	(8)			33,547	360,966
F. Edward Farid	1-Jan-21	(3)	5,352	57,588
	7-Mar-22	(4)	11,808	127,054
	7-Mar-23	(5)	22,365	240,647
	1-Jan-21	(6)	24,068	258,972
	7-Mar-22	(7)			26,562	285,807
	7-Mar-23	(8)			33,547	360,966
Michael J. Sparks	1-Jan-21	(3)	5,024	54,058
	7-Mar-22	(4)	11,464	123,353
	7-Mar-23	(5)	21,957	236,257
	1-Jan-21	(6)	22,596	243,133
	7-Mar-22	(7)			25,789	277,490
	7-Mar-23	(8)			32,937	354,402
Bill MacNevin	1-Jan-23	(11)	70,135	754,653
	7-Mar-23	(5)	21,347	229,694
	7-Mar-23	(8)			32,022	344,557
____________________
(1) All share-based awards accrue dividend units, which vest per the terms of the parent award.
(2) Assumes a market price of $10.76 for each share, which is the close price on the NASDAQ on December 29, 2023.
(3) Vest date is January 1, 2024.
(4) Vest dates are March 7, 2024 and 2025.
(5) Vest dates are March 7, 2024, 2025 and 2026.
(6) Cliff-vest after three years on January 1, 2024; performance period ended on December 31, 2023. For information on actual payout results see “2023 Compensation Results - LTI Compensation Results” above.
(7) Cliff-vest after three years on March 7, 2025.
(8) Cliff-vest after three years on March 7, 2026.
(9) Vest date is March 31, 2024.
(10) Cliff-vest after three years on March 31, 2024; performance period ended on December 31, 2023. For information on actual payout results see “2023 Compensation Results - LTI Compensation Results” above.
(11) Vest dates are January 1, 2024, 2025 and 2026.

Option Exercises and Stock Vested

The following table summarizes the value of all share-based awards vested or earned for each NEO during the 2023 fiscal year.

	Option Awards		Stock Awards
	Number of shares acquired or exercised	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
Name	($)	($)	(#)	($)
Rodney P. Antal	—	—	140,926	1,709,325	(1)
Alison White	—	—	17,027	249,948	(1)
F. Edward Farid	—	—	38,463	464,121	(1)
Michael J. Sparks	—	—	33,754	410,407	(1)
Bill MacNevin	—	—	—	—	(2)
____________________
(1) Amount includes the actual payout results of the 2020 PSUs that vested on January 1, 2023 for the performance period from January 1, 2020 through December 31, 2022. For more information on actual payout results see “2023 Compensation Results - LTI Compensation Results” above.
(2) Mr. MacNevin joined the Company effective January 1, 2023 and no share-based awards were vested or earned during the 2023 fiscal year.
Securities Authorized for Issuance under Equity Compensation Plan

The following table shows details of equity compensation plans as of March 28, 2024:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
	(#)	($)	(#)
Equity compensation plans approved by Shareholders	458,788 (1)	21.02	8,635,254
Equity compensation plans not approved by Shareholders	—	—	—
Total	458,788	21.02	8,635,254
____________________
(1) As of March 11, 2024, there were 24,469 options and 434,319 RSUs outstanding under the equity plans, which represents 0.23% of the issued and outstanding Shares of the Company. PSUs are not included in the number of securities issued because they are settled in cash.

The Company’s equity compensation plans provide for notional units that track the Market Value of the Company’s Shares during the vesting period. Awards of PSUs are settled in cash upon vesting; awards of RSUs are settled in Shares upon vesting.

Pension Benefits and Nonqualified Deferred Compensation Tables

The Company does not provide a defined benefit pension plan to its executives. As is common with most companies based in the United States, the Company provides an employer-sponsored defined contribution retirement account to all of its US-based employees, which includes a company-match for retirement contributions made by employees. The percentage match is the same for all US-based employees with annual regulatory caps to the amount of the matching contribution. The amounts contributed by the Company and employee to the 401(k) account are immediately vested and contributed to a third-party provider. As such, there is no ongoing liability to the Company associated with the amounts contributed to the Company’s employer-sponsored retirement accounts.

Potential Payments upon Termination or Change in Control

As discussed above, we are party to employment agreements with each of our NEOs that provide for certain termination payments upon a qualifying termination of employment, which are laid out in the table below.

Compensation Element	Separation Event
	Resignation/Retirement	Death/Disability	Termination for Cause(1)	Termination without Cause or for Good Reason(2)	Termination without cause or for good reason within 12 months following a change in control(3)
Salary	Base salary through termination	Base salary through termination	Base salary through termination	Base salary through termination	Base salary through termination
Prorated Bonus	Prorated bonus for employed portion of year	Prorated bonus for employed portion of year	None	Prorated bonus for employed portion of year	Prorated bonus for employed portion of year
Other Compensation	None	None	None	Lump sum amounts equal to (i) 24 months’ base salary, and (ii) 24 months’ average annual bonus paid during previous two years (or 24 months’ target bonus if length of service is less than two years)	Lump sum amounts equal to (i) 24 months’ base salary, and (ii) 24 months’ average annual bonus paid during previous two years (or 24 months’ target bonus if length of service is less than two years)
RSUs	Board discretion whether unvested shares (or a portion) vest upon the date of termination	All unvested shares vest upon the date of termination; for grants under the legacy SSR share comp plans, in the case of US-Participant disability, all unvested shares are forfeited	All unvested shares are forfeited	Prorated vesting for portion of each grant earned while employed	All unvested shares vest upon the date of termination
PSUs	Board discretion whether unvested shares (or a portion) vest upon the date of termination	All unvested shares vest upon the date of termination and performance percentage is assumed to be 100%; for grants under the legacy SSR share comp plans, in the case of US-Participant disability, all unvested shares are forfeited	All unvested shares are forfeited	Prorated vesting for portion of each grant earned while employed	All unvested shares vest upon the date of termination and performance percentage is assumed to be 100%
Pension, Benefits, & Perquisites	Coverage Ceases	Coverage Ceases	Coverage Ceases	Insurance benefits continue until the earlier of (i) 24 months after termination or (ii) the date the NEO becomes eligible for substantially similar benefits under a benefit plan, program or arrangement through a different employer of the NEO or spouse	Insurance benefits continue until the earlier of (i) 24 months after termination or (ii) the date the NEO becomes eligible for substantially similar benefits under a benefit plan, program or arrangement through a different employer of the NEO or spouse
____________________
(1)    “Cause” means any of the following done by an NEO: (i) the breach of a material term of an applicable employment, engagement or consulting agreement; (ii) the repeated and demonstrated failure to perform the material duties of the position in a competent manner; (iii) the conviction of a criminal offense involving fraud or dishonesty, the conviction of a felony, or which otherwise adversely impacts the reputation of the Company or a related entity; (iv) the failure to act honestly or in the best interest of the Company or a related entity; (v) failure to comply with any Company rules or policies of a material nature; (vi) failure to obey reasonable instructions provided in the course of employment, within 5 calendar days after receiving written notice of such disobedience; or (vii) any actions or omissions constituting gross misconduct or negligence resulting in a risk of material harm to the Company or a related entity.

(2)    “Good Reason” means the NEO was induced by the actions of the Company to resign or terminate their employment other than on a purely voluntary basis as a result of the occurrence of one or more of the following events without the NEO’s written consent: (i) a materially adverse change in the NEO’s position, duties, powers, rights, discretion, or responsibilities; (ii) a materially adverse change in the NEO’s reporting relationship that is inconsistent with the NEO’s title or position; (iii) a reduction by the Company of the base salary of the NEO; (iv) a material reduction by the Company in the aggregate level of health & welfare benefits made available to the NEO; or (v) the permanent relocation by the Company of the NEO’s principal office by more than 80 kilometers from the location where the NEO worked when a Change of Control has occurred.

(3)    A “Change in Control” means the occurrence of one or more of the following events:
(a)     individuals who, as of the date of the applicable compensation plan, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the date of the applicable compensation plan and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, including by reason of any agreement intended to avoid or settle any Election Contest or proxy contest, shall be deemed an Incumbent Director;
(b)     any change in the holding, direct or indirect, of shares in the capital of the Company as a result of which a person or group of persons acting jointly or in concert, or person associated or affiliated with any such person or group within the meaning of the Securities Act (British Columbia), becomes the beneficial owner, directly or indirectly, of shares and/or other securities in excess of the number which, directly or following conversion thereof, would entitle the holder thereof to cast more than 50% of the voting rights attaching to all shares of the Company which may be cast to elect directors of the Company (the “Company Voting Securities”), provided, however, that the events described in this paragraph (ii) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions of Company Voting Securities: (i) by the Company or a subsidiary; (ii) by any employee benefit plan sponsored or maintained by the Company or any subsidiary; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; (iv) pursuant to a Non-Qualifying Transaction (as defined in the applicable plan); or (v) from the Company pursuant to a transaction (other than one described in (iii) below), if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause shall not constitute a Change of Control.
(c)    the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries (a “Business Combination”), unless immediately following such Business Combination:
(i)    Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, securities into or for which such Company Voting Securities were converted or exchanged pursuant to such Business Combination) represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees (“voting power”) of (1) the entity resulting from such Business Combination (the “Surviving Entity”), or (2) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Entity (the “Parent Entity”);
(ii)    no person (other than any employee benefit plan sponsored or maintained by the Surviving Entity or the Parent Entity) is the beneficial owner, directly or indirectly, of 50% or more of the voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity); and
(iii)    at least a majority of the members of the board of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;
(any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);
(d)    the approval by the Board or Shareholders of a complete liquidation or dissolution of the Company;
(e)    a sale or other disposition of all or substantially all of the property or assets of the Company, other than to an Affiliate or pursuant to a Non-Qualifying Transaction; or
(f)    any determination by the majority of incumbent directors of the Company that a Change of Control has occurred.

The employment agreements with each NEO also include the following restrictive covenants: (1) an indefinite confidentiality agreement for material undisclosed information; (2) a non-solicitation agreement for the greater of either one year or the number of months of termination pay received; (3) a one-year non-competition agreement; and (4) an indefinite non-disparagement agreement.

In accordance with the compensation treatment under the various termination events, the following table sets out the potential incremental amounts that may be payable to each NEO, assuming a termination date of December 31, 2023. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and would vary from those listed in the following table. Upon her departure from the Company, and as detailed in her separation agreement, Ms. White received certain termination payments pursuant to her employment agreement. A copy of the separation agreement will be filed as an attachment to the Company’s Quarterly Report on Form 10-Q for the first quarter of 2024 and will be available for review on the Company’s page on EDGAR (www.sec.gov/edgar.shtml).

	Bonus(1)	Share-Based Awards(2)	All Other Compensation	Total
	($)	($)	($)	($)
Rod Antal
Resignation	1,203,851	—	—	1,203,851
Termination for cause	—	—	—	—
Termination without cause or resignation for good reason	1,203,851	2,141,550	4,557,702 (3)	7,903,103
Retirement	1,203,851	1,204,420	—	2,408,271

Disability	1,203,851	3,955,343	—		5,159,194
Death	1,203,851	5,159,764	—		6,363,615
Termination without cause or resignation for good reason within 12 months following a change in control	1,203,851	5,159,764	4,557,702	(3)	10,921,317
Alison White
Resignation	376,010	—	—		376,010
Termination for cause	—	—	—		—
Termination without cause or resignation for good reason	376,010	1,061,175	1,852,021	(3)	3,289,206
Retirement	376,010	667,303	—		1,043,313
Disability	376,010	1,022,501	—		1,398,511
Death	376,010	1,689,804	—		2,065,814
Termination without cause or resignation for good reason within 12 months following a change in control	376,010	1,689,804	1,852,021	(3)	3,917,835
F. Edward Farid
Resignation	435,658	—	—		435,658
Termination for cause	—	—	—		—
Termination without cause or resignation for good reason	435,658	557,835	1,971,317	(3)	2,964,810
Retirement	435,658	316,559	—		752,217
Disability	435,658	1,014,474	—		1,450,132
Death	435,658	1,331,033	—		1,766,691
Termination without cause or resignation for good reason within 12 months following a change in control	435,658	1,331,033	1,971,317	(3)	3,738,008
Michael J. Sparks
Resignation	407,590	—	—		407,590
Termination for cause	—	—	—		—
Termination without cause or resignation for good reason	407,590	299,811	1,895,179	(3)	2,602,580
Retirement	407,590	297,191	—		704,781
Disability	407,590	991,501	—		1,399,091
Death	407,590	1,288,692	—		1,696,282
Termination without cause or resignation for good reason within 12 months following a change in control	407,590	1,288,692	1,895,179	(3)	3,591,461
Bill MacNevin
Resignation	393,750	—	—		393,750
Termination for cause	—	—	—		—
Termination without cause or resignation for good reason	393,750	64,098	1,837,500	(3)	2,295,348
Retirement	393,750	—	—		393,750
Disability	393,750	1,328,903	—		1,722,653
Death	393,750	1,328,903	—		1,722,653
Termination without cause or resignation for good reason within 12 months following a change in control	393,750	1,328,903	1,837,500	(3)	3,560,153
____________________
(1) Bonus represents a prorated bonus for the employed portion of the year, which, as of December 31, 2023, equates to the average bonus paid to the NEO for the two years prior. If the NEO does not have two prior years of service, the average annual bonus is calculated based on target bonus for any incomplete years.
(2) Assumes a market price of $10.76 for each share, which is the close price on the NASDAQ on December 29, 2023.
(3) Includes lump sum amounts equal to (i) 24 months’ base salary, and (ii) 24 months’ average annual bonus paid during previous two years (or 24 months’ target bonus if length of service is less than two years).

CEO Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), certain U.S. public companies must disclose the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees (excluding the CEO). For 2023, we determined that the total compensation of our median employee, a camp worker at our Seabee mine, was $22,446 and the total compensation of our CEO was $5,285,606. Based on the foregoing, for 2023, the ratio of the total compensation of our CEO to the total compensation of our median employee is 235:1. This pay ratio is a reasonable estimate, calculated in a manner consistent with SEC rules and based on our payroll and employment records.

We identified our median employee as of December 31, 2023. SSR Mining’s employee population at the time of determination consisted of approximately 2,540 full-time and part-time employees globally, including all seasonal and temporary employees employed as of that date. To determine the total compensation of our median employee, we used a consistently applied compensation measure defined as the annualized base salary, excluding overtime and other incentives, of an employee starting employment in 2023, but not adjusted for part-time status. Local currency was consistently converted as of December 31, 2023 using the average daily exchange rate for the applicable currency to United States dollars as of such date. No cost-of-living adjustment was applied and employees in all locations in which the Company has operations were included in the calculation. Based on this methodology, an employee was identified as the median employee from the total SSR Mining population, who was then used as the 2023 median employee.

The SEC rules for identifying the median employee, and calculating the pay ratio based thereon, allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, the following table summarizes the compensation of our CEO, and the average compensation of the other NEOs (“Non-CEO NEOs”), as reported in the Summary Compensation Table, as well as their “compensation actually paid” (“CAP”) as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules.

					Value of Initial Fixed $100 Investment Based on:
	Summary Compensation Table Total for CEO(2)	Compensation Actually Paid to CEO(3)	Average Summary Compensation Table Total Paid to Non-CEO NEOs(2)	Average Compensation Actually Paid to Non-CEO NEOs(3)	Cumulative Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)	Net Income	Gold-Equivalent Ounces Produced(6)
Year(1)	($)	($)	($)	($)	($)	($)	($)	(#)
2023	5,285,606	(149,067)	1,968,184	300,972	56.16	87.18	(120,225,000)	706,894
2022	4,610,900	787,873	2,395,370	1,306,548	80.17	74.98	210,428,000	623,819
2021	5,572,402	1,379,663	1,945,563	826,874	89.08	84.11	425,922,000	794,456
____________________
(1) SSR Mining became a reporting company pursuant to Section 13(a) or 15(d) of the Exchange Act in 2021. Therefore, the above table presents information for 2021, 2022, and 2023 in line with SEC requirements.
(2) Mr. Antal served as CEO for 2023, 2022 and 2021; Ms. White, Mr. Farid, Mr. Sparks, and Mr. MacNevin served as our Non-CEO NEOs for 2023. Ms. White, Mr. Farid, Mr. Sparks, and Mr. Stewart Beckman served as our Non-CEO NEOs for 2022 and 2021.
(3) CAP, as required under SEC rules, reflects adjusted values of unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers, but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of the methodology and calculation of NEO pay each year, please see the “Compensation Discussion and Analysis” section of this Proxy Statement and that of years prior. The Summary Compensation Table totals reported for the CEO and the average of the Non-CEO NEOs for each year were subject to the following adjustments, as computed in accordance with Item 402(v) of Regulation S-K, to calculate CAP:

	CEO		Non-CEO NEOs Averages
	2023		2023
Total Compensation as reported in Summary Compensation Table (SCT)	5,285,606		1,968,184
Pension values reported in SCT(a)	—		—
Fair value of equity awards granted during fiscal year	3,225,000	(b)	1,074,375	(b)
Change in fair value of equity awards granted in current year: change in value of awards from time of grant to end of year-end	(908,676)		(306,316)
Change in fair value of awards that vested during current fiscal year: change in value of awards from end of prior fiscal year to vest date	(54,641)		(12,039)
Change in fair value of awards that were unvested at end of current fiscal year: change in value of awards from end of prior fiscal year to end of current fiscal year	(1,281,304)		(286,985)
Dividends or other earnings paid on stock awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	34,948		12,503
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—		—
Compensation Actually Paid	(149,067)		300,972
____________________
(a) The Company does not offer a pension plan or nonqualified deferred compensation to its employees, including NEOs. As such, no adjustment was needed with respect to pensions and nonqualified deferred compensation.
(b) Market value at the time of grant was $14.98 for each share, which is the 30-day volume weighted average price ("VWAP") on the NASDAQ as of March 6, 2023. Mr, MacNevin received an additional sign-on grant, for which the market value at the time of grant was $15.27 for each share, which is the 30-day VWAP on the NASDAQ as of December 30, 2022.

(4) The Cumulative Total Shareholder Return is based on SSR Mining's NASDAQ trading volume.
(5) The peer group for each listed fiscal year consists of the companies identified as our compensation benchmarking peer group, as reported in the Compensation Discussion & Analysis in each applicable proxy statement for the subject fiscal years. For 2021 the companies include Agnico Eagle Mines Limited, Alamos Gold Inc., B2Gold Corp., Centerra Gold Inc., Eldorado Gold Corporation, Endeavour Mining Corporation, Hecla Mining Corporation, IAMGOLD Corporation, Kinross Gold Corporation, Kirkland Lake Gold Ltd, Newcrest Mining Limited, OceanaGold Corporation, Pan American Silver Cop. and Yamana Gold Inc. For 2022, all of these companies are included except Kirkland Lake Gold Ltd, which was removed due to its acquisition by Agnico Eagle Mines Limited and replaced by Equinox Gold Corp. For 2023, all of the 2022 peer group companies are included except Yamana Gold Inc., which was removed due to its becoming a private company and replaced by Coeur Mining Inc.
(6) The Company has identified gold-equivalent ounces produced as the company-selected measure, as it represents the most important financial performance measure used to link NEO CAP to the Company’s performance.

Relationship Between Compensation Actually Paid and Performance Measures

The table below reflects the relationship between the CEO and the average Non-CEO NEO CAP and the performance measures shown in the pay versus performance table from 2021 to 2022 and 2022 to 2023:

Period	Compensation Actually Paid to CEO	Average Compensation Actually Paid to Non-CEO NEOs		Cumulative Total Shareholder Return	Peer Group Total Shareholder Return	Net Income	Gold-Equivalent Ounces Produced
2022 to 2023	(119)%	(77)%		(30)%	16%	(157)%	13%
2021 to 2022	(43)%	58%	(1)	(10)%	(11)%	(51)%	(21)%
____________________
(1) Average Compensation Actually Paid to Non-CEO NEOs include the transition payments and equity payouts made to Mr. Beckman after his employment with the Company ended in December 2022. Removing Mr. Beckman from the calculation results in a 30% decrease in the Average Compensation Actually Paid to Non-CEO NEOs who are continuing employment with the Company.

From 2022 to 2023, the CAP to our CEO decreased by 119%, compared to a 30% decrease in our TSR over the same time period, a 157% decrease in our Net Income over the same time period, and a 13% increase in our gold-equivalent ounces produced over the three-year period. The TSR for the peer group disclosed in the table above increased by 16% from 2022 to 2023 as compared to the Company’s TSR, which decreased by 30% over the same time period.

Performance Measures used to Link CAP to the NEOs in 2023 to the Company’s Performance

The following table describes the most important financial measures that we use to assess Company performance each year and determine CAP to our NEOs:

Measure	Nature	Explanation
Gold-Equivalent Ounces Produced	Financial measure	Actual gold and gold-equivalent ounces produced.
Cost of Sales	Financial measure	The total of all costs associated with producing gold and gold-equivalent ounces, and does not include depreciation, depletion and amortization. The Company uses cost of sales as the GAAP equivalent to the non-GAAP metric all-in sustaining costs (AISC).
Relative TSR	Financial measure	Total shareholder return relative to the Company's peer group.
Return on Invested Capital	Financial measure	The rate of return on cash invested in the Company’s business.

In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our “pay-for-performance” compensation philosophy. We believe the Company’s executive compensation program and the executive compensation decisions included in the 2023 Summary Compensation Table and related disclosures appropriately reward our CEO and the Non-CEO NEOs for Company and individual performance, assist the Company in retaining our senior leadership team and support long-term value creation for our shareholders. The values included in the columns for Compensation Actually Paid to our CEO and the Non-CEO NEOs, calculated in accordance with newly adopted SEC disclosure rules, in each of the fiscal years reported above and over the two-year cumulative period demonstration how the compensation awarded fluctuated year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors. Given a significant amount of the values in the columns for Compensation Actually Paid to our CEO and the Non-CEO NEOs are based on our stock price as of the last day of the listed fiscal year, it is important to note that the values could have been dramatically different if other dates were chosen.

PROPOSAL No. 4

Ratification of Appointment of Independent Registered Public Accounting Firm

Subject to applicable law, the Audit Committee is directly responsible for the compensation and oversight of the work of the independent external auditor. The Audit Committee has adopted procedures for the approval of engagements for services of its external auditor. In addition, the Audit Committee requires pre-approval of all non-audit services provided by the external auditor. For more information on the Audit Committee and the auditor, please refer to the “Report of the Audit Committee” section of this Proxy Statement.

On September 15, 2023, the Audit Committee approved the dismissal of PricewaterhouseCoopers LLP, Canada (“PwC Canada”) as the Company’s independent registered public accounting firm following the completion of the audit for the year ended December 31, 2023 and approved the appointment of PricewaterhouseCoopers LLP, United States (“PwC United States”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The change to PwC United States, which follows the Company’s transition to U.S. domestic reporting status from foreign private issuer status, which became effective January 1, 2021, is being made in connection with the transition of the Company’s principal executive offices to Denver, Colorado from Vancouver, Canada.

The Audit Committee of the Board has approved the retention of PwC United States as our independent registered public accountants to audit our financial statements for fiscal year 2024. We expect that a representative of PwC United States will attend the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

Shareholders are asked to ratify the appointment of PwC United States, although your ratification is not required, as the auditor of the Company to hold office until the next annual meeting of Shareholders and to authorize the Board to fix the remuneration of the auditor.

The Board recommends you vote FOR the ratification of the appointment of PwC United States as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.

Unless otherwise instructed, the persons designated on the proxy card intend to vote FOR the resolution to appoint PwC United States, as auditor of the Company.

REPORT OF THE AUDIT COMMITTEE

SSR Mining strongly values the importance of accurate and transparent financial disclosure and effective internal controls on financial reporting. To that end, the Company is continually working to maintain sound accounting practices, internal controls and risk management practices. The Audit Committee is responsible for the oversight of the Company’s financial reporting and audit processes and related internal controls on behalf of the Board. The Audit Committee actively assists the Board in fulfilling its oversight responsibilities to ensure: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualification and independence of the Company’s independent auditor; and (iv) the effective performance of the Company’s independent auditor. In addition to its audit function, the Audit Committee also reviews the risk identification and management process developed by management.

The Board has determined that all members of the Audit Committee are independent according to the Board’s independence standards as set forth in the Board of Directors Terms of Reference, NASDAQ requirements and NI 52-110. The Board has also determined that all members of the Audit Committee are “financially literate” within the meaning of and as required by NI 52-110. NI 52-110 further prescribes rules regarding the responsibilities, composition and authority of the Audit Committee.

At least annually, the Audit Committee reviews the Company’s various disclosure and internal control policies, plans and procedures. The Audit Committee has reviewed and discussed with management and PwC Canada, the Company’s independent auditor, the organizational structure, procedure and practices that support the objectivity of the Company’s internal audit function and the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2023. The Audit Committee has also reviewed and discussed with management and PwC Canada the audited financial statements of the Company for the fiscal year ended December 31, 2023, including the quality and acceptability of the Company’s financial reporting practices and the completeness and clarity of the related financial disclosures.

Risk Management and Conflicts of Interest

SSR Mining faces many risks including, but not limited to: financial, regulatory, operational, compliance, and reputational risks. Management is responsible for the day-to-day management of risk and has an enterprise risk management program. The Audit Committee monitors the Company’s risk management process, focusing primarily on financial and regulatory compliance risk. The Audit Committee receives regular reports of the Company’s ethics and compliance activities, including a review of management’s compliance risk assessment and the efforts undertaken to mitigate ethics and compliance risks during the year. In addition to ensuring that there are mechanisms for the anonymous submission of ethics and compliance reports generally, the Audit Committee has established specific procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee also analyzes and reviews the Company’s cybersecurity framework to ensure appropriate measures are in place to mitigate cyber risk.

The Company’s Code of Conduct requires that all employees and directors avoid any activity that may interfere or conflict, or have the appearance of interfering or conflicting, with their business responsibility. The Audit Committee has the responsibility of reviewing any related-party transactions and in accordance with our Whistleblower Policy responds to any conflict-of-interest situations that may arise.

Independent External Auditor

PwC Canada has been the Company’s independent auditor since 1989. On September 15, 2023, the Audit Committee approved the dismissal of PwC Canada following completion of the audit for the year ended December 31, 2023, and the appointment of PwC United States effective for the fiscal year ended December 31, 2024.

The change to PwC United States as the Company’s independent registered public accounting firm became effective on February 27, 2024, upon the completion of PwC Canada’s audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2023 and the effectiveness of internal control over financial reporting as of December 31, 2023, and the issuance of their reports thereon. The change to PwC United States, which follows the Company’s transition to U.S domestic reporting status from foreign private issuer status, which became effective in January 1, 2021, was made in connection with the transition of the Company’s principal executive offices to Denver, Colorado from Vancouver, Canada.

The reports of PwC Canada on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2023 and 2022, and in the subsequent interim periods through February 27, 2024, there were no disagreements with PwC Canada on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of PwC Canada, would have caused PwC Canada to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years. There were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended December 31, 2023 and 2022, or in the subsequent interim periods through February 27, 2024. During the fiscal years ended December 31, 2023 and 2022 and in the subsequent interim periods through February 27, 2024, neither the Company nor anyone on its behalf has consulted with PwC United States with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that PwC United States concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) and the related instructions of Regulation S-K; or (iii) any reportable event as that term is described in Item 304(a)(1)(v) of Regulation S-K. Additional details regarding this transition are available in the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2023.

The Company’s independent auditor reports directly to the Audit Committee, which has the designated authority to appoint, oversee, evaluate and discharge the independent auditor and to approve fees paid for their services. At Audit Committee meetings, the Audit Committee candidly discusses the Company’s financial reporting with the independent auditor, often without management present. The Audit Committee reviews, with the independent auditor, the results of the independent auditor’s annual audit and quarterly reviews of the Company’s financial statements and related disclosures. The Audit Committee annually reviews the independent auditor’s performance and independence in connection with the Audit Committee’s determination of whether to retain the independent auditor or engage another firm as the independent auditor. As part of the review, the Audit Committee considers the independent auditor’s performance, tenure and familiarity with the Company’s global operations and business, and their capabilities and expertise in handling the breadth and complexity of these operations.

Subject to applicable law, the Audit Committee is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee has adopted procedures for the approval of engagements for services of its external auditor and the Audit Committee’s policy requires pre-approval of all non-audit services provided by the external auditor.

The following table presents fees for services rendered by PwC Canada:

For the Year Ended December 31,	2023	2022
	($)	($)
Audit Fees	1,645,409	1,760,699
Audit-related Fees	75,000	7,692
Tax Fees	—	—
All Other Fees	—	—
Total	1,720,409	1,768,391

Audit Fees

Audit fees for services to be rendered by PwC United States are expected to be substantially in line with the previous fees of PwC Canada. Audit fees represent fees for the audit of our annual consolidated financial statements, the review of condensed consolidated financial statements, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements and statutory audits that non-U.S. jurisdictions require.

Audit-Related Fees

Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. This category may include fees related to the performance of audits and attest services not required by statute or regulations; due diligence related to mergers and acquisitions; and accounting consultations about the application of GAAP to proposed transactions.

Tax Fees

Tax fees generally consist of tax compliance and return preparation, and tax planning and advice. Tax compliance and return preparation services consist of preparing original and amended tax returns and claims for refunds. Tax planning and advice services consist of support during income tax audits or inquiries.

All Other Fees

This category consists of fees for products and services other than the services reported above, including fees for subscription to PwC Canada’s online research tool.

The Audit Committee has determined that the non-audit services rendered by PwC Canada were compatible with maintaining its independence. All such non-audit services were pre-approved by the Audit Committee pursuant to the Company’s pre-approval policy.

Recommendations

Based on the review and discussions discussed above, the Audit Committee recommended to the Board that the audited annual financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC and on SEDAR+.

The Audit Committee has also discussed with PwC Canada the matters required to be discussed by the applicable rules and requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received and reviewed the written disclosures and the letter from PwC Canada required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC Canada its independence from SSR Mining.

The Audit Committee also recommends the appointment of PwC United States as the Company’s independent auditor to serve until the 2025 annual meeting of Shareholders.

This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

Submitted by the Audit Committee

Kay Priestly, Chair        Brian R. Booth
Thomas R. Bates, Jr.        Leigh Ann Fisher

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Shares as of March 28, 2024, by:

a.Each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Shares of the Company;
b.Each NEO and director nominee of the Company; and
c.All current executive officers and director nominees of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 202,089,818 Shares issued and outstanding as of March 28, 2024.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Shares.

Directors(1) and Executive Officers	Common Shares		Other Shares That May be Acquired Within 60 days	Total Shares Beneficially Owned	Percentage of Class
A.E. Michael Anglin	52,306			52,306	0.026%
Thomas Bates, Jr.	26,230			26,230	0.013%
Brian R. Booth	18,724			18,724	0.009%
Simon A. Fish	—			—	—%
Leigh Ann Fisher	—			—	—%
Alan P. Krusi	25,091			25,091	0.012%
Daniel Malchuk	—			—	—%
Kay Priestly	—			—	—%
Karen Swager	—			—	—%
Rod Antal	734,215			734,215	0.363%
Alison White	25,548	(2)		25,548	0.013%
F. Edward Farid	86,388			86,388	0.043%
Michael J. Sparks	112,226			112,226	0.056%
Bill MacNevin	20,106			20,106	0.010%
All Directors and Executive Officers as a Group (15 persons)	1,093,512		—	1,093,512	0.541%
____________________
(1) Director share units ("DSUs") were awarded to all non-executive directors. DSUs are immediately fully vested and non-forfeitable and, upon retirement from the Board of Directors, the holder of DSUs is entitled to receive the cash value for each DSU. Because DSUs are not settled in Shares of the Company, they are not included in this table.
(2) This amount is based on Ms. White's last Form 4 as an insider of the Company, which was filed on March 11, 2024. Ms. White's employment with the Company ended effective March 7, 2024.

Certain Beneficial Owners

The following table shows all holders known to SSR Mining that are beneficial owners of more than 5 percent of the outstanding Shares of SSR Mining as of March 28, 2024.

Name	Common Shares	Percentage of Class
Van Eck Associates Corporation	21,155,287	10.47%
666 Third Ave. - 9th Floor
New York, New York 10017
BlackRock, Inc.	18,321,830	9.07%
55 East 52nd Street
New York, New York 10055

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

To the knowledge of the Company, other than as disclosed elsewhere in this Proxy Statement, no officer or director of the Company, any subsidiary, any insider, any nominee director, or any Shareholder owning more than 10% of the voting Shares of the Company (or any associate or affiliate of any of the foregoing), has had any interest, direct or indirect, in any transaction or proposed transaction with the Company or any of its subsidiaries since the commencement of the Company’s most recently completed financial year.

Interest of Certain Persons in Matters to be Acted Upon

With respect to matters to be acted upon at the Annual Meeting, management of the Company is not aware of any material interest, direct or indirect, by way of beneficial interest or otherwise, of any director or executive officer of the Company, or any associate or affiliate of the foregoing, in any matter to be acted upon at the Annual Meeting.

To the knowledge of the Company, other than as disclosed elsewhere in this Proxy Statement, no informed person of the Company, proposed director of the Company, or any associate or affiliate of any informed person or proposed director has had any interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would affect the Company or any of its subsidiaries.

Management Contracts

All management functions of the Company or any of its subsidiaries are performed by the directors and executive officers of the Company and its subsidiaries.

Indebtedness of Officers and Directors

As of the date of this Proxy Statement, no individual who is, or at any time during the most recently completed financial year was, a director or an officer of the Company, and no associate of any such officer or director, or proposed nominee is, or at any time since the beginning of the most recently completed financial year of the Company has been, indebted to the Company or any of its subsidiaries.

OTHER MATTERS

We do not presently know of any matters to be acted upon at the Annual Meeting other than the matters referred to in this Proxy Statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

FORWARD-LOOKING INFORMATION

Certain statements contained in this Proxy Statement (including information incorporated by reference herein) are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are intended to be covered by the safe harbor provided for under these sections. Forward looking statements can be identified with words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “anticipate,” “believe,” “intend,” “estimate,” “projects,” “predict,” “potential,” “continue” and similar expressions, as well as statements written in the future tense. When made, forward-looking statements are based on information known to management at such time and/or management’s good faith belief with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the Company's forward-looking statements. Many of these factors are beyond the Company's ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements include, without limitation: all information related to the Çöpler Incident, including any statements about the impact of the Çöpler Incident on our business, financial condition, results of operations and cash flow, affected individuals and the surrounding community, forecasts and outlook; timing, production, cost, operating and capital expenditure guidance; the Company’s intention to return excess attributable free cash flow to shareholders; the timing and implementation of the Company’s dividend policy; the implementation of any share buyback program; statements regarding plans or expectations for the declaration of future dividends and the amount thereof; future cash costs and all-in sustaining costs (“AISC”) per ounce of gold, silver and other metals sold; the prices of gold, silver, copper, lead, zinc and other metals; mineral resources, mineral reserves, realization of mineral reserves, and the existence or realization of mineral resource estimates; the Company’s ability to discover new areas of mineralization; the timing and extent of capital investment at the Company’s operations; the timing of production and production levels and the results of the Company’s exploration and development programs; current financial resources being sufficient to carry out plans, commitments and business requirements for the next twelve months; movements in commodity prices not impacting the value of any financial instruments; estimated production rates for gold, silver and other metals produced by the Company; the estimated cost of sustaining capital; availability of sufficient financing; receipt of regulatory approvals; the timing of studies, announcements, and analysis; the timing of construction and development of proposed mines and process facilities; ongoing or future development plans and capital replacement; estimates of expected or anticipated economic returns from the Company’s mining projects, including future sales of metals, concentrate or other products produced by the Company and the timing thereof; the Company’s plans and expectations for its properties and operations; and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, environmental, regulatory, and political matters that may influence or be influenced by future events or conditions.

Such forward-looking information and statements are based on a number of material factors and assumptions, including, but not limited to, timing, exploration, development, operational, financial, budgetary, economic, legal, social, geopolitical, regulatory and political factors that may influence future events or conditions. While we consider these factors and assumptions to be reasonable based on information currently available to us, they may prove to be incorrect. The above list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements and information, and such statements and information will not be updated to reflect events or circumstances arising after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

GENERAL VOTING MATTERS

Voting Rights

Shareholder of Record

If your Shares are registered directly in your name with our transfer agent, Computershare, you are considered the “shareholder of record,” with respect to those Shares. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone or mail as instructed in the proxy card to ensure your vote is counted.

Beneficial Owner

If your Shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of Shares held in street name. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the Shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your Shares. As a beneficial owner of Shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the shareholder of record, you may not vote your Shares unless you appoint yourself as a proxyholder to attend the virtual meeting (for Canadian beneficial holders) or request and obtain a valid legal proxy from your broker, bank, or other agent (for US-based beneficial holders).

How to Vote

For Proposal 1, you may vote “For” or “Withhold” with respect to each nominee to the Board. For Proposal 2, you may vote “For”, “Against” or “Withhold” from voting. For Proposals 3 and 4, you may vote “For” or “Withhold” from voting. The procedures for voting are outlined below.

If you are a Shareholder as of the Record Date, you may vote during the Annual Meeting by (i) attending the Annual Meeting virtually and following the instructions attached as “Appendix C” to this Proxy Statement, (ii) or by proxy (x) over the Internet at www.investorvote.com (for Registered Shareholders) or www.proxyvote.com (for Non-Registered Shareholders); (y) by phone by calling 1-866-732-VOTE (8683) from a touch-tone phone (for Registered Shareholder) or calling the toll-free number listed on your voting instruction form (“VIF”) from a touch tone phone (for non-Registered Shareholders; or (z) by signing and returning the form of proxy or voting instruction form in the enclosed envelope. For additional information regarding voting, see the “Voting Instructions” section of this Proxy Statement.

Whichever method you use, giving us your proxy means you authorize us to vote your Shares at the Annual Meeting in the manner you direct. If you submit a proxy but do not specify how to vote, the Company representative named in the proxy will vote your Shares in favor of the director nominees identified in this Proxy Statement and “For” Proposals 2, 3 and 4.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy.

If you are a beneficial owner and hold Shares through another party, such as a bank or brokerage firm, you may receive material from them asking how you want to vote. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting you must appoint yourself as a proxyholder (for Canadian beneficial owners) or obtain a valid legal proxy from your broker, bank, or other agent (for US beneficial owners). Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.

You may receive more than one set of proxy-related materials depending on how you hold your Shares. Please vote all of your Shares. To ensure that all of your Shares are voted, for each set of proxy-related materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Revoking a Proxy

A shareholder of record may revoke any proxy which is not irrevocable by submitting a new proxy bearing a later date, by voting by telephone or over the Internet, or by delivering to the Corporate Secretary of the Company a revocation of the proxy in writing so that it is received by the Company at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237, prior to the Annual Meeting.

A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your Shares at the Annual Meeting, by attending the Annual Meeting virtually and voting during the Annual Meeting.

Solicitation

These proxy-related materials are being provided in connection with the solicitation of proxies by the Company and are first being sent to Shareholders on or about April 12, 2024. We have engaged Laurel Hill Advisory Group, to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay Laurel Hill Advisory Group a fee of C$42,500. We will also reimburse Laurel Hill Advisory Group for reasonable out-of-pocket expenses and will indemnify Laurel Hill Advisory Group and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy-related materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy-related materials to beneficial owners.

Votes Required

The vote required for Proposal 1 for the election of directors by Shareholders shall be the plurality of the votes cast with respect to a director nominee. This means that the director nominees receiving the highest number of affirmative ‘For’ votes will be elected. Abstentions and “broker non-votes” (as defined below) will not count as votes either ‘For’ or ‘Against’ a nominee.

Proposal 2 is advisory only and will not be binding on the Company or the Board.

Approval of Proposals 3 and 4 requires the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the virtual Annual Meeting or represented by proxy and entitled to vote on the subject matters. For Proposals 3 and 4, an abstention will have the same effect as a vote against the proposal because an abstention represents a share considered present and entitled to vote.

If your Shares are held by a broker, the broker will ask you how you want your Shares to be voted. If you give the broker instructions, your Shares must be voted as you direct. If you do not give instructions for Proposal 4 to ratify selection of the Company’s independent registered public accounting firm, the broker may vote your Shares at its discretion. For the remaining proposals, including the election of directors, the broker cannot vote your Shares at all. When that happens, it is called a “broker non-vote.” Broker non-votes are counted in determining the presence of a quorum at the Annual Meeting, but they will have no effect on the voting for Proposals 1 and 2 because they do not represent Shares present and entitled to vote for those proposals.

Quorum

In order to carry on the business of the Annual Meeting, we must have a quorum. This means that the holders of record of at least one-third of the voting power of the issued and outstanding Shares entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either by proxy or present at the virtual meeting. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any Shareholders.

Notice-and-Access

The Company is sending out proxy-related materials to Shareholders using the notice-and-access mechanism that came into effect on February 11, 2013 under National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer. The Company anticipates that notice-and-access will directly benefit the Company through a reduction in both postage and material costs and also promote environmental responsibility by decreasing the large volume of paper documents generated by printing proxy-related materials.

Shareholders will be provided with electronic access to our Notice of Meeting, this Proxy Statement, the proxy card (if you are a Registered Shareholder) or a VIF (if you are a Non-Registered Holder) and our financial statements for the year ended December 31, 2023 on the Company’s page on EDGAR (www.sec.gov/edgar.shtml), SEDAR+ (www.sedarplus.ca) and also on the Company’s website at http://ir.ssrmining.com/investors/agm. The Company has not adopted a stratification procedure whereunder printed copies of the proxy-related material are delivered to certain Shareholders and not to others.

The Company does not intend to pay for intermediaries to forward to objecting beneficial owners under NI 54-101 the proxy-related materials and Form 54-101F7 – Request for Voting Instructions Made by Intermediary, and therefore, in the case of an objecting beneficial owner, the objecting beneficial owner will not receive the proxy-related materials unless the objecting beneficial owner’s intermediary assumes the cost of delivery.

Householding

The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Householding is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more Shareholders reside. This procedure reduces the volume of duplicate information Shareholders receive and also reduces a company’s printing and mailing costs. Householding will continue until you are notified otherwise or you submit contrary instructions. Each Shareholder retains a separate right to vote on all matters presented at the Annual Meeting.

If, at any time, you wish to receive a separate copy of this Proxy Statement or other proxy-related materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy-related materials, please mail your request to the Corporate Secretary of the Company.

Shareholder Proposals for the 2025 Annual Meeting of Shareholders

Shareholders who wish to present proposals at our 2025 annual meeting of Shareholders (the “2025 Annual Meeting”) and wish to have those proposals included in the proxy-related materials to be distributed by us in connection with our 2025 Annual Meeting must submit their proposals to the Company at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237 on or before December 13, 2024. Any such proposal must conform to and include the information required by SEC Rule 14a-8 in order for such proposal to be eligible for inclusion in our 2025 proxy statement. We are not required to include in our proxy statement and form of proxy a shareholder proposal that was received after that date or that otherwise fails to meet the requirements for shareholder proposals established by SEC regulations.

Future Annual Meeting Business

In order to be properly brought before the 2025 Annual Meeting, regardless of inclusion in our Proxy Statement, notice of a matter a Shareholder wishes to present, including any director nominations, must be delivered to the

Company at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237, not less than 90 days nor more than 120 days prior to the one-year anniversary of this year’s Annual Meeting date, which would be no later than the close of business on February 22, 2025 and no earlier than the close of business on January 23, 2025.

Further, if you intend to nominate a director other than the Board’s nominee and solicit proxies in support of such director nominee at the 2025 Annual Meeting, you must also provide the notice and additional information required by Rule 14a-19 under the Exchange Act to the Company at the address noted above no later than the close of business on March 24, 2025. This deadline for the supplemental notice and information required under Rule 14a-19 does not supersede any of the timing requirements described in this section.

If, however the date of the 2025 Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of this year’s Annual Meeting date, then (i) such written advance notice of a matter that a Shareholder wishes to present at an annual meeting must be received by the Company at the address indicated above not earlier than 90 days prior to the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or 10th day following the day on which public announcement of the date of such meeting is first made by the Company and (ii) the notice and information required by Rule 14a-19 must be received by the Company no later than close of business on the later of the 60th day before the date of the 2025 Annual Meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company.

The Shareholder must also provide all of the information required by our articles and Rule 14a-19.

Voting Results

The results of the Annual Meeting Shareholder vote will be disclosed via a press release and Current Report on Form 8-K and will be available on the Company’s page on EDGAR (www.sec.gov/edgar.shtml) and SEDAR+ (www.sedarplus.ca). The Company will also make available a recording of the Annual Meeting on the Company’s website at http://ir.ssrmining.com/investors/agm, along with the Company’s answers to all appropriate questions received during the Annual Meeting.

VOTING INSTRUCTIONS

You are a “Registered Shareholder” if your Shares are held in your name. The Company has made a list of all persons who were registered holders of Shares as of the close of business on March 28, 2024, and the number of Shares registered in the name of each person on that date.

Each Shareholder on the Record Date will be entitled to one vote for each Share held by such Shareholder on all matters proposed to come before the Annual Meeting, except to the extent that such Shareholder has transferred any such Shares after the Record Date and the transferee of such Shares establishes ownership thereof and makes a written demand, not later than ten (10) days before the Annual Meeting, to be included on the list of Shareholders entitled to vote at the Annual Meeting, in which case the transferee will be entitled to vote such Shares at the Annual Meeting.

Registered Shareholder Voting

Voting During the Annual Meeting

If you wish to vote while the virtual Annual Meeting is in session, do not complete or return the proxy form. To attend and vote at the Annual Meeting:

•log in at https://meetnow.global/M2MZMTZ at least 15 minutes before the meeting starts
•select “Shareholder” on the login screen
•enter the 15-digit Control Number located on the form of proxy or in the email notification you received

If, as a Registered Shareholder, you are using your control number to log-in to the Annual Meeting, you will be provided the opportunity to vote by online ballot at the appropriate time on the matters put forth at the Annual Meeting. If you have already voted by proxy and you vote again during the online ballot during the Annual Meeting, your online vote during the Annual Meeting will revoke your previously submitted proxy. If you have already voted by proxy and do not wish to revoke your previously submitted proxy, do not vote again during the online ballot.

A proxy can be submitted to Computershare either in person, or by mail or courier to:

100 University Avenue, 8th Floor,
Toronto, Ontario,
M5J 2Y1;
or
via the internet at www.investorvote.com.

The proxy must be deposited with Computershare by no later than 5:00 p.m. MDT (Denver) on May 21, 2024, or if the meeting is adjourned or postponed, not less than two (2) business days before the commencement of such adjourned or postponed meeting.

Registered Shareholders who wish to appoint someone other than the management nominees as their proxyholder to attend and participate at the Annual Meeting as their proxy and vote their Shares MUST submit their proxy, appointing that person as proxyholder AND, if that person will be attending the Annual Meeting online, register that proxyholder online, as described below under the “To Register your Proxyholder” section. Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy if your proxyholder will be attending the Annual Meeting online. Failure to register the proxyholder will result in the proxyholder not receiving an Invitation Code that is required to be able to attend and participate at the Annual Meeting.

If you are using the Invitation Code provided by Computershare to login to the online meeting (i.e. Computershare sent you an email with a Invitation Code), you must accept the terms and conditions to represent the Shares appointed to you.

Should you just wish to enter as a Guest, accept the terms and conditions and enter as a Guest.

Voting by Proxy

If you are a Registered Shareholder, the applicable proxy form(s) are included in your Notice Package. Registered Shareholders have four options to vote by proxy:

By Telephone (only within Canada or the United States):

•Call 1-866-732-VOTE (8683) from a touch-tone phone and follow the instructions. You will need the 15-digit control number located on the proxy form included in the proxy-related materials. You do not need to return your proxy form.

By Internet:

•Go to www.investorvote.com. You will need the 15-digit control number located on the proxy form included in the proxy-related materials. You do not need to return your proxy form.

By Mail:

•Complete, date and sign the proxy form included in the proxy-related materials and return it in the envelope provided or otherwise by mail to:

Computershare Investor Services Inc.
Attention: Proxy Department
100 University Avenue, 8th Floor
Toronto, Ontario, M5J 2Y1

The persons already named in the proxy included in your Notice Package are either directors or officers of the Company. Please see “General Voting Information — Proxy Voting” above.

Non-Registered Shareholder Voting

Shareholders, or the persons they appoint as their proxies, are permitted to vote at the Annual Meeting. However, in many cases, Shares of the Company that are beneficially owned by a person (a “Non-Registered Holder”) are registered either:

•in the name of an intermediary such as a bank, trust company, securities dealer, trustee or administrator of self-administered RRSPs, RRIFs, RESPs, TFSAs or similar plans (each an “Intermediary”) that represents the Non-Registered Holder in respect of its Shares; or

•in the name of a depository (a “Depository”, such as CDS Clearing and Depository Services Inc. or CHESS Depositary Nominees Pty Ltd. (“CDN”)) of which the Intermediary is a participant.

If you are a Non-Registered Holder (other than a holder of CHESS depositary interests in Australia), and have received these proxy-related materials through your broker, custodian, nominee or other intermediary, please complete and return the VIF provided to you by your broker, custodian, nominee or other intermediary in accordance with the instructions provided therein. Non-registered holders who have not duly appointed themselves as proxy will not be able to participate at the Annual Meeting.

As an alternative to submitting your voting instructions to your intermediary by completing and returning your VIF, a Non-Registered Holders may vote using one of the following methods:

Voting During the Virtual Meeting:

Non-Registered Holders must appoint themselves as proxyholder by registering with Computershare at www.computershare.com/ssrmining as described below under the “To Register your Proxyholder” section, to receive login credentials to attend and vote at the virtual meeting:

•log in at https://meetnow.global/M2MZMTZ at least 15 minutes before the meeting starts
•select “Invitation Code” on the login screen
•enter the Invitation Code located in the email notification you received

Voting By Proxy

By Internet:

•Go to www.proxyvote.com, enter your control number and provide your voting instructions.

By Telephone:

•Call the toll-free number listed on your VIF from a touch tone phone and follow the automatic voice recording instructions to vote. You will need your control number to vote.

The Company may utilize the Broadridge QuickVote™ service to assist Non-Registered Holders (other than a holder of CHESS depositary interests in Australia) with voting their Shares. Certain Non-Registered Holders who have not objected to the Company knowing who they are (non-objecting beneficial owners), may be contacted by Laurel Hill Advisory Group to conveniently obtain a vote directly over the telephone.

Canada – Voting Instructions

Generally, Non-Registered Holders will receive a package from their Intermediary containing either:

•a VIF that must be properly completed and signed by the Non-Registered Holder and returned to the Intermediary in accordance with the instructions on the VIF;

or, less typically

•a form of proxy card that has already been stamped or signed by the Intermediary and is restricted as to the number of Shares beneficially owned by the Non-Registered Holder, but which otherwise has not been completed. In this case, the Non-Registered Holder who wishes to submit a proxy should properly complete the proxy card and deposit it with Computershare by mail as described above. Note that voting by Internet or telephone may not be available for such Non-Registered Holders.

The purpose of these procedures is to permit Non-Registered Holders to direct the voting of Shares of the Company that they beneficially own.

Australia – Voting Instructions

Non-Registered Holders in Australia hold CHESS Depositary Interests (“CDIs”) of the Company, or units of beneficial ownership of the underlying Shares, which are registered in the name of CDN. As the holders of CDIs are not the legal owners of the underlying Shares, CDN is entitled to vote at the Annual Meeting at the instruction of the holders of the CDIs.

As a result, holders of CDIs can expect to receive a VIF, together with the proxy-related materials from Computershare in Australia. These VIFs are to be completed and returned to Computershare in Australia in accordance with the instructions contained therein. CDN is required to follow the voting instructions properly received from holders of CDIs.

If you hold your interest in CDIs through an Intermediary, you will need to follow the instructions of your Intermediary to request a form of legal proxy.

To obtain a copy of CDN’s Financial Services Guide, go to www.asx.com.au/cdis. Phone +61 2 9338 0000 (overseas) or +02 9227 0885 (within Australia) if you would like a copy sent to you by mail.

CDI holders in Australia, can contact Laurel Hill Advisory Group for assistance by calling toll-free at 1-800-861-409 or by e-mail at assistance@laurelhill.com.

Appointment of a Third-Party as Proxy

The following applies to Shareholders who wish to appoint someone as their proxyholder other than the management nominees named in the form of proxy or VIF. This includes non-registered Shareholders who wish to appoint themselves as proxyholder to attend and participate at the Annual Meeting online.

To appoint someone other than the management nominees as your proxyholder, you must submit your proxy or VIF to the appropriate party prior to registering your proxyholder. For Registered Shareholders, a proxy can be submitted to Computershare either in person, or by mail or courier, to 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, or via the internet at www.investorvote.com. The proxy must be deposited with Computershare by no later than 5:00 p.m. MDT (Denver) on May 21, 2024, or if the meeting is adjourned or postponed, not less than two business days before the commencement of such adjourned or postponed meeting. For non-Registered Shareholders, your proxy or VIF can be submitted to your intermediary by returning your proxy or VIF by mail using the postage-paid envelope provided with your proxy-related materials or via the internet at www.proxyvote.com.

If a Shareholder who has submitted a proxy attends the meeting via the webcast and has accepted the terms and conditions when entering the meeting online, any votes cast by such Shareholder on a ballot will be counted and the submitted proxy will be disregarded.

Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy or VIF if your proxyholder will be attending the meeting online. Failure to register the proxyholder will result in the proxyholder not receiving login credentials that are required in order to attend and participate at the Annual Meeting.

To Register your Proxyholder

To register a proxyholder, Shareholders MUST visit www.computershare.com/ssrmining by 5:00 p.m. MDT (Denver) on May 21, 2024 and provide Computershare with the required proxyholder contact information, so that Computershare may provide the proxyholder with login credentials via e-mail.

Without login credentials, proxyholders will not be able to attend and vote online at the Annual Meeting. If you are a Non-Registered Holder and you wish to vote at the meeting online, you must appoint yourself as proxyholder by inserting your own name in the space provided on the VIF sent to you by your intermediary, you must follow all of the applicable instructions provided by your intermediary AND, if you will be attending the meeting online, you must also register yourself as your proxyholder, as described above. By doing so, you are instructing your intermediary to appoint you as proxyholder. Non-registered holders who have not appointed themselves as proxyholders cannot vote online during the Annual Meeting. This is because we and our transfer agent do not maintain the records for non-registered holders of our Shares and we have no knowledge of your shareholdings or entitlement to vote, unless you appoint yourself as proxyholder.

If you decide to vote by telephone, you cannot appoint a person to vote your Shares other than our directors or officers whose printed names appear on the proxy form.

It is important to ensure that any other person you appoint is attending the Annual Meeting and is aware that his or her appointment has been made to vote your Shares.

Deadlines for Voting

Attending the Annual Meeting — If you are planning to attend the Annual Meeting and wish to vote your Shares while the virtual meeting is in session, your vote will be taken and counted at the Annual Meeting.

Using the Proxy Form — If you are voting using the proxy form and voting by fax or by mail, your proxy form should be received by Computershare not later than 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Annual Meeting or any adjournment thereof. If you are a holder of CHESS depositary interests in Australia, please complete and return the form in accordance with the instructions in the proxy-related materials. If you do not complete and return the form in accordance with such instructions, you may lose your right to instruct the Registered Shareholder on how to vote at the Annual Meeting on your behalf.

Internet or Telephone — If you are voting your proxy by internet or by telephone, you must do so not later than 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Annual Meeting or any adjournment thereof.

The deadline for the deposit of proxies may be extended or waived by the Chair of the Annual Meeting at his discretion without notice.

Revoking your Proxy

A Registered Shareholder who has voted by proxy may revoke it by voting again in any manner (as described above), or by depositing an instrument in writing (which includes another proxy form with a later date) executed by you or by your attorney authorized in writing delivered to Computershare by fax or mail (as described above), at any time up to 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Annual Meeting. A Registered Shareholder may also revoke a proxy in any other manner permitted by law. In addition, participation in person in a vote by ballot at the Annual Meeting will automatically revoke any proxy previously given by you in respect of business covered by that vote.

Revocation of Voting Instruction Forms and Proxies

A Non-Registered Holder may revoke a VIF that has been given to an Intermediary by written notice to the Intermediary or by submitting a VIF bearing a later date. In order to ensure that an Intermediary act upon revocation of a VIF, written notice should be received by the Intermediary well in advance of the Annual Meeting. A Non-Registered Holder may revoke a proxy that has been delivered to Computershare by following the instructions as described in “Revoking Your Proxy” above.

Additional Questions or Issues related to Voting your Shares

If you have any questions about the information contained in this Proxy Statement or require assistance in voting your Shares, please contact Laurel Hill Advisory Group, our proxy solicitation agent, by calling toll-free at 1-877-452-7184 (for Shareholders in Canada or the United States) or 1-416-304-0211 (for Shareholders outside North America) or by e-mail at assistance@laurelhill.com.